As filed with the Securities and Exchange Commission on January 26, 2023

Investment Company Act Registration No. 811-22538

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM N-1A

REGISTRATION STATEMENT

UNDER

THE INVESTMENT COMPANY ACT OF 1940

Amendment No. 114

(Check appropriate box or boxes)

ADVISERS INVESTMENT TRUST

(Exact name of registrant as specified in charter)

50 S. LaSalle Street

Chicago, Illinois 60603

(Address of principal executive offices) (Zip code)

Registrant’s Telephone Number, including Area Code: 866-638-5859

Barbara J. Nelligan

50 S. LaSalle Street

Chicago, Illinois 60603

With copy to:

Michael V. Wible

Thompson Hine LLP

41 South High Street, Suite 1700

Columbus, OH 43215-6101

This Amendment No. 114 to the Registration Statement on Form N-1A has been filed by the Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended (the “1940 Act”), with respect to shares of beneficial interest in its NTAM Treasury Assets Fund. Shares of beneficial interest in this Fund are not registered under the Securities Act of 1933 (the “1933 Act”), in accordance with Regulation D under the 1933 Act, as amended.

NTAM TREASURY ASSETS FUND

(TICKER: TAFXX)

PROSPECTUS

Dated January 28, 2023

You could lose money by investing in the Fund. Although the Fund seeks to preserve the value of your investment at $1.00 per share, the Fund cannot guarantee it will do so. An investment in the Fund is not a deposit of any bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation (“FDIC”), any other government agency, or The Northern Trust Company, its affiliates, subsidiaries or any other bank. The Fund’s sponsor has no legal obligation to provide financial support to the Fund, and you should not expect that the sponsor will provide financial support to the Fund at any time.

THE SECURITIES AND EXCHANGE COMMISSION HAS NOT APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

NOTICE TO INVESTORS

THE FUND IS A SERIES OF ADVISERS INVESTMENT TRUST, WHICH IS REGISTERED AS AN INVESTMENT COMPANY UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (“1940 ACT”). THE SHARES OF THE NTAM TREASURY ASSETS FUND WHICH ARE DESCRIBED IN THIS PROSPECTUS HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“1933 ACT”), OR THE SECURITIES LAWS OF ANY OF THE STATES OF THE UNITED STATES. THE OFFERINGS CONTEMPLATED BY THIS PROSPECTUS WILL BE MADE IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT FOR OFFERS AND SALES OF SECURITIES WHICH DO NOT INVOLVE ANY PUBLIC OFFERING, AND ANALOGOUS EXEMPTIONS UNDER STATE SECURITIES LAWS. INVESTMENT IN THE FUND MAY BE MADE ONLY BY INDIVIDUALS OR ENTITIES THAT ARE “ACCREDITED INVESTORS” WITHIN THE MEANING OF REGULATION D UNDER THE 1933 ACT UPON THE TERMS AND CONDITIONS SPECIFIED IN THE FUND’S PROSPECTUS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR THE SOLICITATION OF AN OFFER TO BUY, ANY INTEREST IN THE FUND.

THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF SHARES OF THE NTAM TREASURY ASSETS FUND IN ANY JURISDICTION IN WHICH SUCH OFFER, SOLICITATION, OR SALE IS NOT AUTHORIZED OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER, SOLICITATION OR SALE. NO PERSON HAS BEEN AUTHORIZED TO MAKE ANY REPRESENTATIONS CONCERNING THE NTAM TREASURY ASSETS FUND THAT ARE INCONSISTENT WITH THOSE CONTAINED IN THIS PROSPECTUS. PROSPECTIVE INVESTORS SHOULD NOT RELY ON ANY INFORMATION NOT CONTAINED IN THIS PROSPECTUS.

THIS PROSPECTUS IS INTENDED SOLELY FOR THE USE OF THE PERSON TO WHOM IT HAS BEEN DELIVERED FOR THE PURPOSE OF EVALUATING A POSSIBLE INVESTMENT BY THE RECIPIENT IN THE SHARES OF THE NTAM TREASURY ASSETS FUND DESCRIBED HEREIN, AND IS NOT TO BE REPRODUCED OR DISTRIBUTED TO ANY OTHER PERSONS (OTHER THAN PROFESSIONAL ADVISERS OF THE PROSPECTIVE INVESTOR RECEIVING THIS DOCUMENT).

PROSPECTIVE INVESTORS SHOULD NOT CONSTRUE THE CONTENTS OF THIS PROSPECTUS AS LEGAL, TAX, OR FINANCIAL ADVICE. EACH PROSPECTIVE INVESTOR SHOULD CONSULT HIS OR HER OWN PROFES- SIONAL ADVISERS AS TO THE LEGAL, TAX, FINANCIAL, OR OTHER MATTERS RELEVANT TO THE SUITABILITY OF AN INVESTMENT IN THE NTAM TREASURY ASSETS FUND FOR SUCH INVESTOR.

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THESE SECURITIES ARE SUBJECT TO SUBSTANTIAL RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE DECLARATION OF TRUST OF ADVISERS INVESTMENT TRUST, THE 1933 ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.

PROSPECTIVE INVESTORS ARE URGED TO READ THIS PROSPECTUS CAREFULLY BEFORE INVESTING.

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To Learn More	Back Cover

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FUND SUMMARY

NTAM Treasury Assets Fund

Investment Objective

The NTAM Treasury Assets Fund (the “Fund”) seeks to maximize current income to the extent consistent with the preservation of capital and maintenance of liquidity by investing its net assets, under normal market conditions, exclusively in United States (“U.S.”) Treasury securities and related repurchase agreements and other securities that limit their investments to, or are backed by, U.S. Treasury securities.

Fees and Expenses of the Fund

This table describes the fees and expenses that you may pay if you buy, hold, and sell shares of the Fund. You may pay other fees, such as brokerage commissions and other fees to financial intermediaries, which are not reflected in the tables and examples below.

Annual Fund Operating Expenses (Expenses that you pay each year as a percentage of the value of your investment)

NTAM Treasury Assets Fund
Management Fee	0.11%
Other Expenses	0.02%
Total Annual Fund Operating Expenses	0.13%
Fee Waivers and Reimbursements[1]	(0.03)%
Total Annual Fund Operating Expenses After Fee Waivers and Reimbursement	0.10%

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Northern Trust Investments, Inc. (“NTI” or the “Adviser”) has contractually agreed to waive fees and/or reimburse expenses to limit Total Annual Fund Operating Expenses (excluding the compensation paid to each Independent Trustee of Advisers Investment Trust (the “Trust”), expenses associated with each Independent Trustee’s attendance at Board of Trustees meetings and other Trust related travel, expenses of third party consultants engaged by the Board of Trustees, membership dues paid to the Investment Company Institute and Mutual Fund Directors Forum, brokerage costs, interest, taxes, dividends, litigation and indemnification expenses, expenses associated with investments in underlying investment companies, and extraordinary expenses) to 0.10% of the average daily net assets of the Fund until January 28, 2024. If it becomes unnecessary for the Adviser to waive fees or make reimbursements, the Adviser may recapture any of its prior waivers or reimbursements for a period not to exceed three years from the date on which the waiver or reimbursement was made to the extent that such a recapture does not cause the Total Annual Fund Operating Expenses (excluding the compensation paid to each Independent Trustee of the Trust, expenses associated with each Independent Trustee’s attendance at Board of Trustees meetings and other Trust related travel, expenses of third party consultants engaged by the Board of Trustees, membership dues paid to the Investment Company Institute and Mutual Fund Directors Forum, brokerage costs, interest, taxes, dividends, litigation and indemnification expenses, expenses associated with investments in underlying investment companies, and extraordinary expenses) to exceed the current expense limitation or the applicable expense limitation that was in effect at the time of the waiver or reimbursement. The agreement to waive fees and/or reimburse expenses automatically renews annually from year to year on the effective date of each subsequent annual update to the Fund’s registration statement, until such time as the Adviser provide written notice of non-renewal and will terminate automatically upon termination of the investment advisory agreement.

Principal Investment Strategy

The Fund seeks to achieve its investment objective by investing, under normal circumstances, its total assets exclusively (and at least 99.5%) in:

•	Cash;

•	Short-term bills, notes, including floating rate notes, and other obligations issued or guaranteed by the U.S. Treasury (“Treasury Obligations”); and

•	Repurchase agreements collateralized fully by cash or Treasury Obligations.

The Fund, under normal circumstances, will invest at least 80% of its net assets (plus the amount of any borrowings for investment purposes) in Treasury Obligations and repurchase agreements collateralized solely by Treasury Obligations.

The Fund operates as a “government money market fund” pursuant to Rule 2a-7 under the Investment Company Act of 1940, as amended (the “1940 Act”). As a “government money market fund” under Rule 2a-7, the Fund (i) is permitted to use the amortized cost method of valuation to seek to maintain a stable net asset value (“NAV”) of $1.00 share price, and (ii) is not

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required to impose a liquidity fee and/or a redemption gate on fund redemptions that might apply to other types of money market funds should certain triggering events specified in Rule 2a-7 occur.

The U.S. Securities and Exchange Commission (the “SEC”) imposes strict requirements on the investment quality, maturity, diversification, and liquidity of the Fund’s investments. Accordingly, the Fund’s investments must have a remaining maturity of no more than 397 days and present minimal credit risks to the Fund. The Fund’s Adviser may consider, among other things, credit, interest rate, and payment risks as well as general market conditions when deciding whether to buy or sell investments for the Fund.

Principal Investment Risks

All investments carry a certain amount of risk, and the Fund cannot guarantee that it will achieve its investment objective. You could lose money by investing in the Fund. Although the Fund seeks to preserve the value of your investment at $1.00 per share, the Fund cannot guarantee it will do so. An investment in the Fund is not a deposit of any bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation (the “FDIC”), any other government agency, or The Northern Trust Company, its affiliates, subsidiaries or any other bank. The Fund’s sponsor has no legal obligation to provide financial support to the Fund, and you should not expect that the sponsor will provide financial support to the Fund at any time. Below are the main risks of investing in the Fund. All of the risks listed below are material to the Fund, regardless of the order in which they appear.

U.S. Government Securities Risk.    U.S. government securities are subject to market risk, interest rate risk, and credit risk. Securities backed by the full faith and credit of the U.S. are guaranteed only as to the timely payment of interest and principal when held to maturity and the market prices for such securities may fluctuate. Notwithstanding that these securities are backed by the full faith and credit of the U.S., circumstances could arise that would prevent the payment of interest or principal, which could result in losses to the Fund.

Credit (Or Default) Risk.    The risk that the inability or unwillingness of an issuer or guarantor of a fixed-income security, or a counterparty to a repurchase or other transaction, to meet its payment or other financial obligations will adversely affect the value of the Fund’s investments and its returns. Changes in the credit rating of a debt security or of the issuer of a debt security held by the Fund could have a similar effect. The Fund could also be delayed or hindered in its enforcement of rights against an issuer, guarantor, or counterparty.

Floating Rate Notes Risk.    The risk that securities with variable or floating rates can be less sensitive to interest rate changes than securities with fixed interest rates, but may decline in value and negatively impact the Fund, particularly if changes in prevailing interest rates are more frequent or sudden than the rate changes for the variable or floating rate securities, which only occur periodically. Although variable and floating rate securities are less sensitive to interest rate risk than fixed-rate securities, they are subject to greater liquidity risk, credit risk and default risk, which could impede their value.

Income Risk.    The risk that the Fund’s ability to distribute income to shareholders depends on the yield available from the Fund’s investments. Falling interest rates will cause the Fund’s income to decline. Income risk is generally higher for short-term debt securities.

Interest Rate Risk.    The risk that during periods of rising interest rates, the Fund’s yield (and the market value of its securities) will tend to be lower than prevailing market rates; in periods of falling interest rates, the Fund’s yield (and the market value of its securities) will tend to be higher. If interest rates rise, the Fund’s yield may not increase proportionately. Changing interest rates may have unpredictable effects on the markets and the Fund’s investments. A low or negative interest rate environment could cause the Fund’s earnings to fall below the Fund’s expense ratio, resulting in in a low or negative yield and a decline in the Fund’s share price. A general rise in interest rates may cause investors to move out of fixed income securities on a large scale, which would adversely affect the price and liquidity of fixed income securities and could also result in increased redemptions for the Fund. Fluctuations in interest rates may also affect the liquidity of fixed income securities and instruments held by the Fund.

Large Shareholder Risk.    The risk that the Fund may experience adverse effects when certain large shareholders purchase or redeem large amounts of shares of the Fund. Such large shareholder redemptions, which may occur rapidly and unexpectedly, may negatively impact its liquidity and/or net asset value, lead to an increase in the Fund’s expense ratio due to expenses being allocated over a smaller asset base, and adversely affect the Fund’s performance to the extent that the Fund is delayed in investing new cash and is required to maintain a larger cash position than it ordinarily would.

Management Risk.    The Adviser’s judgments about the attractiveness, value, and potential appreciation of a particular asset class or individual security in which the Fund invests may prove to be incorrect, and there is no guarantee that individual securities will perform as anticipated.

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Market Risk.    The risk that general market conditions, such as real or perceived adverse economic or political conditions, inflation, changes in interest rates, lack of liquidity in the bond markets, disruptions to business operations and supply chains, staffing shortages, or adverse investor sentiment could cause the value of your investment in the Fund, or its yield, to decline. The market value of the securities in which the Fund invests may go up or down in response to the prospects of particular sectors or governments, general economic conditions, and/or other events (such as pandemics, terrorism, etc.) throughout the world due to increasingly interconnected global economies and financial markets. Political events, including armed conflict, tariffs and economic sanctions also contribute to market volatility.

Regulatory Risk.    Changes in the laws or regulations of the United States or other countries, including any changes to applicable tax laws and regulations, could impair the ability of the Fund to achieve its investment objective and could increase the operating expenses of the Fund.

Repurchase Agreement Risk.    A repurchase agreement is subject to the risk that the seller may fail to repurchase the security. In the event of a bankruptcy or other default by the seller of a repurchase agreement, the Fund could experience delays in liquidating the underlying security and losses in the event of a decline in the value of the underlying security while the Fund is seeking to enforce its rights under the repurchase agreement.

Stable NAV Risk.    The risk that the Fund will not be able to maintain a NAV per share of $1.00 at all times. A significant enough market disruption or drop in market prices of securities held by the Fund, especially at a time when the Fund needs to sell securities to meet shareholder redemption requests, could cause the value of the Fund’s shares to decrease to a price less than $1.00 per share. If the Fund fails to maintain a stable NAV (or if there is a perceived threat of such a failure), the Fund could be subject to increased redemption activity, which could adversely affect the Fund’s NAV.

Performance Information

The following bar chart and table show the performance of the Fund and provide some indication of the risks of an investment in the Fund by comparing the Fund’s performance with a broad measure of market performance. Of course, the Fund’s past performance is not necessarily an indication of its future performance. Updated performance information is available by visiting www.northerntrust.com/ntam-treasury-assets-fund or by calling 855-351-4583 (toll free).

Annual Total Return year ended December 31

Best Quarter:	4Q 2022	0.81%
Worst Quarter:	2Q 2021	0.00%

The Fund’s fiscal year end is September 30. The Fund’s most recent quarterly return (since the end of the last fiscal year) through December 31, 2022 was 0.81%.

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Average Annual Total Returns for the Period Ended December 31, 2022

	1 Year	Since Inception*
Return Before Taxes	1.48%	1.21%

*	The Fund commenced operations on April 4, 2018.

The 7-day yield of the Fund as of December 31, 2022 was 3.87%.

Portfolio Management

Investment Adviser

Northern Trust Investments, Inc. (“NTI” or the “Adviser”), a subsidiary of Northern Trust Corporation, serves as the investment adviser to the Fund. The Northern Trust Company, an affiliate of NTI, serves as administrator and fund accounting agent, transfer agent, and custodian to the Fund.

Buying and Selling Fund Shares

Shares of the Fund are offered by the Trust on a private placement basis in accordance with Regulation D under the 1933 Act only to certain Northern Trust Corporate and Institutional Services clients and their affiliated entities, all of whom qualify as “Accredited Investors,” as defined in Rule 501 of Regulation D. “Accredited Investors” include, but are not limited to, certain banks, broker-dealers, insurance companies, investment companies, governmental plans, employee benefit plans, corporations, partnerships, and business trusts (“Institutions”).

Institutions who are Northern Trust Corporate and Institutional Services clients may purchase or sell (redeem) Fund shares by phone or by contacting your Northern Trust account representative.

Minimum Initial Investment

The Fund’s minimum investment requirement is $5 billion. Such investment requirement may be determined by aggregating an Institution’s related or affiliated accounts invested in the Fund. The Trust reserves the right to waive the Fund’s minimum investment requirement. There is no minimum for additional investments in the Fund.

To Buy or Sell Shares:

NTAM Treasury Assets Fund

c/o The Northern Trust Company

P.O. Box 4766

Chicago, IL 60680-4766

Telephone: 855-351-4583 (toll free)

You can buy or sell shares of the Fund on any day that the Federal Reserve Bank of New York (the “New York Fed”) is open for business that is not a day the Securities Industry and Financial Markets Association (“SIFMA”) recommends the bond market be closed (individually, a “Business Day”, and collectively “Business Days”). SIFMA may recommend that the bond market be closed on additional days as determined by market events, but the current SIFMA recommended holiday schedule is as follows: New Year’s Day, Martin Luther King, Jr. Day, Presidents’ Day, Good Friday, Memorial Day, Juneteenth National Independence Day, Independence Day, Labor Day, Columbus Day, Veterans Day, Thanksgiving Day and Christmas Day. In the event that the New York Fed is not open or SIFMA does not recommend that the bond market be open because of an emergency or unusual event, the Trust may, but is not required to, open the Fund for purchase and redemption transactions if the Federal Reserve wire payment system is open. To learn whether the Fund is open for business during an emergency situation or unusual event, please call 855-351-4583.

Dividends, Capital Gains, and Taxes

The Fund’s distributions are generally taxable to you as ordinary income, capital gains, or a combination of the two, unless you are investing through a tax-exempt or tax-deferred arrangement, such as a 401(k) plan or an individual retirement account. Distributions may be taxable upon withdrawal from tax-deferred accounts.

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Additional Information on the Fund’s Investment Objective, Strategy, and Risks

Investment Objective

The Fund seeks to maximize current income to the extent consistent with the preservation of capital and maintenance of liquidity by investing its net assets, under normal market conditions, exclusively in U.S. Treasury securities and related repurchase agreements and other securities that limit their investments to, or are backed by, U.S. Treasury securities.

Strategy

The investment objective of the Fund may be changed by the Trust’s Board of Trustees without shareholder approval. Shareholders will, however, be notified of any changes. Any such change may result in the Fund having an investment objective different from the objective that the shareholder considered appropriate at the time of investment in the Fund.

During extraordinary market conditions and interest rate environments, all or any portion of the assets of the Fund may be uninvested. Uninvested assets do not generate income. The Fund may not achieve its investment objective during this time.

All investments carry some degree of risk that will affect the value of the Fund, its yield, and investment performance and the price of its shares. An investment in the Fund is not a deposit of any bank and is not insured or guaranteed by the FDIC, any other government agency or Northern Trust, its affiliates, subsidiaries, or any other bank.

Although the Fund seeks to preserve the value of your investment at $1.00 per share, it is possible to lose money by investing in the Fund.

This section takes a closer look at some of the Fund’s principal investment strategies and related risks as well as information about additional risks and techniques that the Fund may employ in pursuing its investment objective.

The Fund:

•	Limits its dollar-weighted average portfolio maturity to 60 days or less;

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Limits its dollar-weighted average portfolio maturity without regard to maturity shortening provisions applicable to variable and floating rate securities (also known as dollar-weighted average portfolio life) to 120 days or less;

•	Buys securities with remaining maturities of 397 days or less or securities otherwise permitted to be purchased because of maturity shortening provisions under Rule 2a-7; and

•	Invests only in U.S. dollar-denominated securities that represent minimal credit risks.

The Fund is required to comply with SEC requirements with respect to the liquidity of the Fund’s investments. Specifically, the Fund will not acquire any security other than a daily liquid asset unless, immediately following such purchase, at least 10% of its total assets would be invested in “daily liquid assets”. The Fund will not acquire any security other than a weekly liquid asset unless, immediately following such purchase, at least 30% of its total assets would be invested in “weekly liquid assets.”

For these purposes, daily and weekly liquid assets are calculated as of the end of each Business Day. Daily liquid assets include: cash; direct obligations of the U.S. government; securities that will mature or are subject to a demand feature that is exercisable and payable within one Business Day; and amounts receivable and due unconditionally within one Business Day on pending sales of Fund securities. Weekly liquid assets include: cash; direct obligations of the U.S. government; certain U.S. government agency discount notes without provision for the payment of interest with remaining maturities of 60 days or less; securities that will mature or are subject to a demand feature that is exercisable and payable within five Business Days; and amounts receivable and due unconditionally within five Business Days on pending sales of Fund securities.

In addition, the Fund limits its investments to “Eligible Securities”, which are defined in Rule 2a-7 as securities that have a remaining maturity of no more than 397 calendar days (unless otherwise permitted under Rule 2a-7), and which (i) have been determined by the Fund’s Board of Trustees (or the Adviser if the Board of Trustees delegates such power to the Adviser) to present minimal credit risks to the Fund; (ii) are issued by other investment companies that are money market funds; or (iii) are U.S. government securities. In making this determination, the Adviser considers several factors including the capacity of each security’s issuer or guarantor to meet its financial obligations.

In accordance with current SEC regulations, the Fund generally will not invest more than: (i) 5% of the value of its total assets at the time of purchase in the securities of any single issuer (and certain affiliates of that issuer); and (ii) 10% of the value of its total assets at the time of purchase in the securities subject to demand features or guarantees of any single

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institution. The Fund may, however, invest up to 25% of its total assets in the securities of a single issuer for up to three Business Days. These limitations do not apply to cash, certain repurchase agreements, U.S. government securities or securities of other investment companies that are money market funds. In addition, securities subject to demand features and guarantees as defined by the SEC are subject to different diversification requirements as described in the Statement of Additional Information (“SAI”).

Securities in which the Fund may invest may not earn as high a level of income as long-term or lower quality securities, which generally have greater market risk and more fluctuation in market value.

Investment Risks

Any investment in the Fund is subject to investment risks, including the possible loss of the principal amount invested. Below is a more detailed discussion of the principal risks outlined in the Fund Summary Section of this Prospectus as well as information about additional investment strategies, risks, and techniques that the Fund may employ in pursuing its investment objective.

U.S Government Securities Risk.    The Fund invests in short-term bills, notes and other obligations issued or guaranteed by the U.S. Treasury. U.S. government securities are subject to market risk, interest rate risk and credit risk. Securities, such as those issued or guaranteed by the Government National Mortgage Association (Ginnie Mae) or the U.S. Treasury, that are backed by the full faith and credit of the United States, are guaranteed only as to the timely payment of interest and principal when held to maturity and the market prices for such securities will fluctuate. Notwithstanding that these securities are backed by the full faith and credit of the United States, circumstances could arise that would prevent the payment of interest or principal. This would result in losses to the Fund.

To the extent the Fund invests in debt instruments or securities of non-U.S. government entities that are backed by the full faith and credit of the United States, pursuant to the FDIC Debt Guarantee Program or other similar programs, there is a possibility that the guarantee provided under the Debt Guarantee Program or other similar programs may be discontinued or modified at a later date.

Floating rate public obligations of the U.S. Treasury (“Floating Rate Notes” or “FRNs”) have interest rates that adjust periodically. FRNs’ floating interest rates may be higher or lower than the interest rates of fixed-rate bonds of comparable quality with similar maturities. Securities with floating rates can be less sensitive to interest rate changes than securities with fixed interest rates, but may decline in value and negatively impact the Fund, particularly if changes in prevailing interest rates are more frequent or sudden than the rate changes for the FRNs, which only occur periodically.

Credit (or Default) Risk.    The risk that an issuer of fixed-income securities held by the Fund may default on its obligation to pay interest and repay principal. Lower quality securities generally have a greater the risk that the issuer of the security will default on its obligation. High quality securities are generally believed to have relatively low degrees of credit risk. The Fund intends to enter into financial transactions with counterparties that are creditworthy at the time of the transactions. There is always the risk that the Adviser’s analysis of creditworthiness is incorrect or may change due to market conditions. To the extent that the Fund focuses its transactions with a limited number of counterparties, it will be more susceptible to the risks associated with one or more counterparties.

Floating Rate Notes Risk.    The risk that securities with floating rates can be less sensitive to interest rate changes than securities with fixed interest rates, but may decline in value and negatively impact the Fund, particularly if changes in prevailing interest rates are more frequent or sudden than the rate changes for the floating rate notes, which only occur periodically. Although floating rate notes are less sensitive to interest rate risk than fixed-rate securities, they are subject to credit risk and default risk, which could impede their value.

Income Risk.    The risk that falling interest rates will cause the Fund’s income to decline. Income risk is generally higher for short-term debt securities.

Interest Rate Risk.    The Fund’s yield will vary with changes in interest rates. During periods of rising interest rates, the Fund’s yield (and the market value of its securities) will tend to be lower than prevailing market rates; in periods of falling interest rates, the Fund’s yield (and the market value of its securities) will tend to be higher. In a period of rising interest rates, the Fund’s yield may not rise as quickly as the yields of certain other short-term investments. Investments held by the Fund with longer maturities will tend to be more sensitive to interest rate changes than investments with shorter maturities. If interest rates rise, the Fund’s yields may not increase proportionately. The risks associated with increasing interest rates are heightened given that interest rates recently were at historic lows and are expected to increase in the future with unpredictable effects on the markets and the Fund’s investments. A low interest rate environment may prevent the Fund from providing a positive yield or paying Fund expenses out of Fund assets and could lead to a decline in the Fund’s share price.

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Additionally, securities issued or guaranteed by the U.S. government, its instrumentalities and sponsored enterprises have historically involved little risk of loss of principal if held to maturity. However, due to fluctuations in interest rates, the market value of such securities held by the Fund may vary.

Large Shareholder Transactions Risk.    The Fund may experience adverse effects when certain large shareholders purchase or redeem large amounts of shares of the Fund. Such large shareholder redemptions may cause the Fund to sell its securities at times when it would not otherwise do so, which may negatively impact the Fund’s liquidity. In addition, a large redemption could result in the Fund’s current expenses being allocated over a smaller asset base, leading to an increase in the Fund’s expense ratio. Similarly, large share purchases may adversely affect the Fund’s performance to the extent that the Fund is delayed in investing new cash and is required to maintain a larger cash position than it ordinarily would.

Management Risk.    The Adviser’s reliance on its strategy and its judgments about the value and potential appreciation securities in which the Fund invests may prove to be incorrect, including the Adviser’s tactical allocation of the Fund’s portfolio among its investments. The ability of the Fund to meet its investment objective is directly related to the Adviser’s proprietary investment process. The Adviser’s assessment of the relative value of securities, their attractiveness and potential appreciation of particular investments in which the Fund invests may prove to be incorrect and there is no guarantee that the Adviser’s investment strategy will produce the desired results.

Market Risk.    The risk that general market conditions, such as real or perceived adverse economic or political conditions, inflation, changes in interest rates, lack of liquidity in the bond markets or adverse investor sentiment could cause the value of your investment in the Fund, or its yield, to decline. The market value of the securities in which the Fund invests may go up or down in response to the prospects of particular sectors or governments, natural disasters, pandemics (including COVID-19), epidemics, terrorism, climate change or climate-related events, regulatory events, governmental or quasi-governmental actions, and/or general economic conditions throughout the world due to increasingly interconnected global economies and financial markets.

Regulatory Risk.    Regulatory authorities in the U.S. or other countries may restrict the ability of the Fund to fully implement its strategy and could increase the operating expenses of the Fund. Policy and legislative changes in the United States and in other countries may also contribute to decreased liquidity and increased volatility in the financial markets.

Repurchase Agreements.    Agreements by the Fund to purchase securities subject to the seller’s agreement to repurchase them at a mutually agreed upon date and price are known as “repurchase agreements”. Repurchase agreements may be considered to be loans under the 1940 Act. The Fund may enter into repurchase agreements with domestic and foreign financial institutions such as banks and broker-dealers that are deemed to be creditworthy by the Adviser. Although the securities subject to a repurchase agreement may have maturities exceeding one year, settlement of the agreement generally will not be more than one year after the Fund acquires the securities and normally will be within a shorter period of time. In the event of a default, the Fund will suffer a loss to the extent that the proceeds from the sale of the underlying securities and other collateral, due to adverse market action or delays in selling underlying securities, are less than the repurchase price. The Fund also will the bear costs associated with delay and enforcement of the repurchase agreement. In addition, in the event of bankruptcy or insolvency, the Fund could suffer additional losses if a court determines that the Fund’s interest in the collateral is unenforceable by the Fund. The Fund intends to enter into transactions with counterparties that are creditworthy at the time of the transactions. There is always the risk that the Adviser’s analysis of creditworthiness is incorrect or may change due to market conditions. To the extent that the Fund focuses its transactions with a limited number of counterparties, it will be more susceptible to the risks associated with one or more counterparties. If the Fund allows the seller to assign its repurchase obligations to a central clearing organization, the Fund will be subject to that organization’s rule, which may limit the Fund’s rights and remedies, and may be exposed to the risk of that organization’s insolvency.

If the Fund enters into a repurchase agreement with a foreign financial institution, it may be subject to the same risks associated with foreign investments. Unlike repurchase agreements with domestic financial institutions, in the event of default by the counterparty in a foreign repurchase agreement, the Fund may be unable to successfully assert a claim to the collateral under foreign laws. As a result, foreign repurchase agreements may involve higher credit risks than repurchase agreements with domestic financial institutions. Moreover, certain countries have less developed and less regulated banking and auditing, accounting and financial reporting systems than the United States. In addition, repurchase agreements with foreign financial institutions, particularly those located in emerging markets, may involve foreign financial institutions or counterparties with lower credit ratings than domestic financial institutions.

Stable NAV Risk.    The risk that the Fund will not be able to maintain a NAV per share of $1.00 at all times. A significant enough market disruption or drop in market prices of securities held by the Fund, especially at a time when the Fund needs to sell securities to meet shareholder redemption requests, could cause the value of the Fund’s shares to decrease to a price less than $1.00 per share. The U.S. government may take numerous steps to alleviate these market concerns, including without

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limitation, acquiring ownership interests in distressed institutions. However, there is no assurance that such actions will be successful. Continuing market problems and government intervention in the economy may adversely affect the Fund.

Portfolio Holdings Disclosure

A description of the Fund’s policies and procedures with respect to the disclosure of the portfolio holdings is available in the SAI.

Cybersecurity

With the increased use of the Internet and because information technology (“IT”) systems and digital data underlie most of the Fund’s operations, the Fund and its Adviser, custodian, transfer agent, placement agent, and other service providers and the financial intermediaries of each (collectively “Service Providers”) are exposed to the risk that their operations and data may be compromised as a result of internal and external cyber-failures, breaches or attacks (“Cyber Risk”). This could occur as a result of malicious or criminal cyber-attacks. Cyber-attacks include actions taken to: (i) steal or corrupt data maintained online or digitally, (ii) gain unauthorized access to or release confidential information, (iii) shut down the Fund or Service Provider website through denial-of-service attacks, or (iv) otherwise disrupt normal business operations. However, events arising from human error, faulty or inadequately implemented policies and procedures or other systems failures unrelated to any external cyber-threat may have effects similar to those caused by deliberate cyber-attacks.

Successful cyber-attacks or other cyber-failures or events affecting the Fund or its Service Providers may adversely impact the Fund or its shareholders. For instance, such attacks, failures or other events may interfere with the processing of shareholder transactions, impact the Fund’s ability to calculate its NAV, cause the release of private shareholder information or confidential Fund information, impede trading, or cause reputational damage. Such attacks, failures or other events could also subject the Fund or its Service Providers to regulatory fines, penalties or financial losses, reimbursement or other compensation costs, and/or additional compliance costs. Insurance protection and contractual indemnification provisions may be insufficient to cover these losses. The Fund or its Service Providers may also incur significant costs to manage and control Cyber Risk. While the Fund and its Service Providers have established IT and data security programs and have in place business continuity plans and other systems designed to prevent losses and mitigate Cyber Risk, there are inherent limitations in such plans and systems, including the possibility that certain risks have not been identified or that cyber-attacks may be highly sophisticated.

Cyber Risks are also present for issuers of securities or other instruments in which the Fund invests, which could result in material adverse consequences for such issuers, and may cause the Fund’s investment in such issuers to lose value.

Management of the Fund

Investment Adviser

NTI, a subsidiary of Northern Trust Corporation, serves as the Adviser to the Fund. NTI is located at 50 South LaSalle Street, Chicago, Illinois 60603. NTI is an Illinois State Banking Corporation and an investment adviser registered under the Investment Advisers Act of 1940, as amended. It primarily manages assets for institutional and individual separately managed accounts, investment companies, and bank common and collective funds. Northern Trust Corporation is regulated by the Board of Governors of the Federal Reserve System as a financial holding company under the U.S. Bank Holding Company Act of 1956, as amended.

Under the Investment Advisory Agreement with the Trust, the Adviser, subject to the general supervision of the Trust’s Board of Trustees, is responsible for making investment decisions for the Fund and for placing purchase and sale orders for portfolio securities.

As of December 31, 2022, Northern Trust Corporation, through its affiliates, had assets under custody of $10.6 trillion, and assets under investment management of $1.2 trillion.

Under the Fund’s Investment Advisory Agreement, the Adviser receives an advisory fee from the Fund based on the following annual rate of the average daily net assets of the Fund:

Fund	Management Fee (as % of average daily net assets)
NTAM Treasury Assets Fund	0.11%

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The Adviser has contractually agreed to waive fees and/or reimburse expenses to the extent necessary to limit total annual operating expenses of the Fund (other than certain fees and expenses shown in the table under the caption “Fees and Expenses of the Fund” in the Fund Summary) so that “Total Annual Fund Operating Expenses After Expense Reimbursement” to the amount shown in the table under the caption “Fees and Expenses of the Fund” in the Fund Summary. The “Total Annual Fund Operating Expenses After Expense Reimbursement” for the Fund may be higher than the contractual limitation for the Fund as a result of certain excepted expenses that are not reimbursed. The contractual expense reimbursement arrangement is expected to continue until January 28, 2024. If it becomes unnecessary for the Adviser to waive fees or make reimbursements, the Adviser may recapture any of its prior waivers or reimbursements for a period not to exceed three years from the date on which the waiver or reimbursement was made to the extent that such a recapture does not cause the Total Annual Fund Operating Expenses to exceed the current expense limitation or the applicable expense limitation that was in effect at the time of the waiver or reimbursement. The agreement to waive fees and/or reimburse expenses automatically renews annually from year to year on the effective date of each subsequent annual update to the Fund’s registration statement, until such time as the Adviser provides written notice of non-renewal, and will terminate automatically upon termination of the investment advisory agreement. The Board of Trustees may terminate the arrangement at any time with respect to the Fund if it determines that it is in the best interest of the Fund and its shareholders.

The Adviser may reimburse additional expenses or waive all or a portion of the management fees of the Fund from time to time, including to avoid a negative yield. Any such additional expense reimbursement or fee waiver would be voluntary and could be implemented, increased or decreased, or discontinued at any time. There is no guarantee that the Fund will be able to avoid a negative yield.

Disclosure regarding the basis for the Board of Trustees’ approval of the Investment Advisory Agreement between the Adviser and the Fund is available in the Fund’s semi-annual report to shareholders for the period ended March 31, 2022.

Administrator, Fund Accounting Agent, Transfer Agent, Custodian and Placement Agent

The Northern Trust Company, 50 South LaSalle Street, Chicago, Illinois 60603, an affiliate of NTI, serves as the Fund’s Administrator and Fund Accounting Agent, Transfer Agent, and Custodian. Foreside Fund Officer Services, LLC, a wholly owned subsidiary of Foreside Financial Group, LLC (d/b/a ACA Group), 3 Canal Plaza, Suite 100, Portland, ME 04101, provides compliance services and financial controls services for the Fund. Foreside Financial Services, LLC, a wholly owned subsidiary of Foreside Financial Group, LLC (d/b/a ACA Group) (the “Placement Agent”), is located at 3 Canal Plaza, Suite 100, Portland, Maine 04101 and serves as placement agent to the Fund.

Your Account

Pricing Your Shares

When you buy and sell shares of the Fund, the price of the shares is based on the Fund’s NAV per share next determined after the order is received by the Fund.

Calculating the Fund’s NAV

The Trust issues shares and redeems shares at NAV. The NAV for the shares of the Fund is calculated by dividing the value of the Fund’s net assets by the number of the Fund’s outstanding shares. The NAV is calculated at 2:00 p.m. Eastern Time (“ET”)/1:00 p.m. Central Time (“CT”), on each Business Day. The NAV used in determining the price of your shares is the one calculated after your purchase or redemption order is timely received and in good order as described below.

The Fund seeks to maintain a stable NAV of $1.00 per share by valuing the obligations held by it at amortized cost in accordance with SEC regulations. Amortized cost will normally approximate fair value. A purchase or redemption request is considered to be “in good order” when all necessary information is provided and all required documents are properly completed, signed and delivered. Requests must include the following:

•	The account number (if issued) and Fund name;

•	The amount of the transaction, in dollar amount or number of shares;

•	For redemptions (other than telephone or wire redemptions), the signature of all account owners exactly as they are registered on the account;

•	Required signature guarantees, if applicable; and

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•

Other supporting legal documents and certified resolutions that might be required in the case of estates, corporations, trusts and other entities or forms of ownership. Call 855-351-4583 (toll free) for more information about documentation that may be required of these entities.

Additionally, a purchase order initiating the opening of an account is not considered to be in “good order” unless you have provided all information required by the Fund’s “Customer Identification Program” as described below.

Telephone Transactions

All calls may be recorded or monitored. The Transfer Agent has adopted procedures in an effort to establish reasonable safeguards against fraudulent telephone transactions. If reasonable measures are taken to verify that telephone instructions are genuine, the Fund and its Service Providers will not be responsible for any loss resulting from fraudulent or unauthorized instructions received over the telephone. In these circumstances, shareholders will bear the risk of loss. During periods of unusual market activity, you may have trouble placing a request by telephone. In this event, consider sending your request in writing to your Northern Trust account representative.

The proceeds of redemption orders received by telephone will be sent by wire according to proper instructions. The Fund reserves the right to refuse a telephone redemption, subject to applicable law.

How to Purchase Shares

Shares of the Fund are not registered under the 1933 Act or any of the securities laws of any state and are sold in reliance upon an exemption from registration. Shares may not be transferred or resold without registration under the 1933 Act, except pursuant to an exemption from registration. Shares may, however, be redeemed from the Trust as described below under “How to Redeem Shares.” Shares of the Fund are sold without a sales load or redemption fee. Assets of the Fund are not subject to a Rule 12b-1 fee.

Any non-U.S. shareholders generally would be subject to U.S. tax withholding on distributions by the Fund. This Prospectus does not address in detail the tax consequences affecting any shareholder who is a nonresident alien individual or a non-U.S. trust or estate, corporation or partnership. Investment in the Fund by non-U.S. investors may be permitted on a case-by-case basis, at the sole discretion of the Fund.

You may purchase Fund shares by contacting your Northern Trust account representative. Purchase requests received in good order by the Fund before 2:00 p.m. ET/1:00 p.m. CT (or before the close of the New York Fed if it closes before 2:00 p.m. ET/1:00 p.m. CT) will be effective at that day’s share price. Purchase requests received in good order by the Fund after 2:00 p.m. ET/1:00 p.m. CT (or after the close of the New York Fed if it closes before 2:00 p.m. ET/1:00 p.m. CT) are processed at the share price determined on the following Business Day. Payment in federal or other immediately available funds must be received by the Transfer Agent by the close of the Federal Reserve wire transfer system (normally, 6:00 p.m. ET) the same Business Day of the purchase. In the event that payment is not received by the Transfer Agent by the close of the Federal Reserve wire transfer system, the Fund reserves the right to cancel your purchase order and you may be responsible for any loss incurred by the Fund. After you have made your minimum initial investment, you may invest any amount you choose, as often as you wish. Purchase requests received in good order by the Transfer Agent on a non-Business Day or after the deadlines described above on a Business Day will be executed on the next Business Day, at that day’s closing share price for the Fund, provided that payment is made as noted above.

Investors

Shares of the Fund are offered on a private placement basis in accordance with Regulation D under the 1933 Act only to certain Northern Trust Corporate and Institutional Services clients and their affiliated entities, all of whom qualify as “Accredited Investors,” as defined in Rule 501 of Regulation D. “Accredited Investors” include, but are not limited to, certain banks, broker-dealers, insurance companies, investment companies, governmental plans, pension employee benefit plans, corporations, partnerships and business trusts (“Institutions”).

Institutions that are Northern Trust Corporate and Institutional Services clients may purchase or sell (redeem) Fund shares by phone or by contacting your Northern Trust account representative. The Fund’s investment requirement is $5 billion. Such investment requirement may be determined by aggregating an Institution’s related or affiliated accounts invested in the Fund. The Trust reserves the right to waive the Fund’s investment requirement.

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Customer Identification Program: Important Information About Procedures for Opening an Account

Federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an account. When you open an account, the Fund may ask for identifying information which may include but is not limited to the name, residential or business address, taxpayer identification number, or other identifying information for each account opened or reopened. For legal entity customers, we will also ask that any individual(s) who, directly or indirectly, owns 25% or more of the entity and one individual who has significant responsibility to control, manage, or direct the legal entity be identified.

If we do not receive the required information, there may be a delay in processing your investment request, which could subject your investment to market risk. If we are unable to immediately verify your identity, the Fund may restrict further investment until your identity is verified. Once the Fund is able to verify your identity, your investment will be accepted and processed at the next determined NAV. However, if we are unable to verify your identity, the Fund reserves the right to close your account without notice and return your investment to you at the NAV determined on the day in which your account is liquidated. If we close your account because we are unable to verify your identity, your investment will be subject to market fluctuation, which could result in a loss of a portion of your principal investment. The Fund and its agents will not be responsible for any loss in your account resulting from a delay in providing all required identifying information or from closing an account and redeeming shares when your identity is not verified. If your account is closed at the request of governmental or law enforcement authorities, the Fund may be required by the authorities to withhold the proceeds.

Fund Direct Purchases

You may purchase shares of the Fund by contacting your Northern Trust account representative at 855-351-4583 (toll free). Your Northern Trust account representative will be able to assist you with all phases of the investment.

By Directed Reinvestment

Your dividend and capital gain distributions will be automatically reinvested unless you indicate otherwise on your application.

•	Complete the “Dividend and Capital Gain Distributions” section on the New Account Application.

•	Reinvestments can only be directed to an existing Fund account.

Other Purchase Information

The Fund reserves the right to limit the amount of purchases and to refuse to sell to any person, Institution, or intermediary. If your wire does not clear, you may be responsible for any loss incurred by the Fund. If you are already a Fund shareholder, the Fund reserves the right to redeem shares from any identically registered account in the Fund as reimbursement for any loss incurred or money owed to the Fund. You also may be prohibited or restricted from making future purchases in the Fund. In certain circumstances, the Trust may advance the time by which purchase orders must be received. The Fund reserves the right to advance the time for accepting purchase or redemption orders for same Business Day credit when SIFMA recommends the bond market close early, trading on the bond market is restricted, an emergency arises or as otherwise permitted by the SEC. In addition, on any Business Day when SIFMA recommends that the bond markets close early, the Fund reserves the right to close at or prior to the SIFMA recommended closing time. If the Fund does so, it will cease granting same Business Day credit for purchase and redemption orders received at the Fund’s closing time and credit will be given on the next Business Day. In addition, the Board of Trustees of the Fund also may, for any Business Day, decide to change the time as of which the Fund’s NAV is calculated in response to new developments such as altered trading hours, or as otherwise permitted by the SEC.

How to Redeem Shares

You may redeem all or part of your investment in the Fund on any Business Day, subject to certain restrictions described below. Redemption requests received by the Fund before 2:00 p.m. ET/1:00 p.m. CT (or before the New York Fed closes, if it closes before 2:00 p.m. ET/1:00 p.m. CT) will be effective that day. Redemption requests received by the Fund after 2:00 p.m. ET/1:00 p.m. CT (or after the New York Fed closes, if it closes before 2:00 p.m. ET/1:00 p.m. CT) are processed at the NAV determined on the following Business Day.

The price you will receive when you redeem your shares will be the NAV next determined after the Fund receives your properly completed order to sell. You may receive proceeds from the sale by bank wire transfer or direct deposit into your bank account and in certain cases, payment may be made in securities of the Fund as described in “Additional Information

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About Redemptions.” The Fund typically expects that it will pay out or credit redemption proceeds on a daily basis following receipt of a redemption request in good order. While not expected, payment of redemption proceeds may take up to seven days or ten days, if paid by electronic transfer. The proceeds may be more or less than the purchase price of your shares, depending on the market value of the Fund’s securities at the time your redemption request is received. The Fund typically expects to hold cash or cash equivalents to meet redemption requests. The Fund also may use the proceeds from the sale of portfolio securities to meet redemption requests if consistent with the management of the Fund. These redemption methods will be used regularly and may also be used in stressed market conditions.

Redeeming Directly from the Fund

On any Business Day, you may sell (redeem) Fund shares by contacting your Northern Trust account representative at 855-351-4583 (toll free). Your Northern Trust account representative will be able to assist you with all phases of the investment.

The redemption request must include:

•	The number of shares or the dollar amount to be redeemed;

•	The Fund account number; and

•	The signatures of all account owners signed in the exact name(s) and any special capacity in which they are registered.

Additional Information About Redemptions

It is expected that payment of redemption proceeds will normally be made from uninvested cash or short-term investments, proceeds from the sale of portfolio securities. The Fund reserves the right to defer crediting, sending or wiring redemption proceeds for up to 7 days (or such longer period permitted by the SEC) after receiving the redemption order if, in its judgment, an earlier payment could adversely affect the Fund. The Fund may hold proceeds from redemptions for shares purchased by electronic transaction, including ACH, until the purchase amount has been collected, which may be as long as ten Business Days. To eliminate this delay, you may purchase shares of the Fund by wire. Also, when the New York Fed is closed (or when trading is restricted) for any reason other than its customary weekend or holiday closing or under any emergency circumstances, as determined by the SEC, the Fund may suspend redemptions or postpone payment of redemption proceeds.

At the discretion of the Fund or the Transfer Agent, corporate investors, and other associations may be required to furnish an appropriate certification authorizing redemptions to ensure proper authorization.

Generally, all redemptions will be for cash. However, the Fund reserves the right to pay part or all of your redemption proceeds in readily marketable securities instead of cash at the discretion of the Fund. Redemptions in-kind are typically used to meet redemption requests that represent a large percentage of a fund’s net assets in order to minimize the effect of large redemptions on the fund and its remaining shareholders. Redemptions in-kind may be used regularly in circumstances as described above, and may also be used in stressed market conditions. Redemption-in-kind proceeds are limited to securities that are traded on a public securities market or are limited to securities for which quoted bid and ask prices are available. They are distributed based on a weighted-average pro-rata basis of the Fund’s holdings to the redeeming shareholder. Shareholders may incur brokerage charges on the sale of any securities distributed in lieu of cash. If payment is made in securities, the Fund will value the securities selected in the same manner in which it computes its NAV. This process minimizes the effect of large redemptions on the Fund and its remaining shareholders.

If you are redeeming recently purchased shares by electronic transaction, your redemption request may not be paid until your electronic transaction has cleared. This may delay your payment for up to 10 days. Subject to applicable law, the Trust and the Transfer Agent reserve the right to redeem shares held by any shareholder who provides incorrect or incomplete account information or when such involuntary redemptions are necessary to avoid adverse consequences to the Trust and its shareholders or the Transfer Agent. Subject to applicable law, the Trust, Northern Trust and their agents reserve the right to involuntarily redeem an account at the Fund’s then current NAV, in cases of disruptive conduct, suspected fraudulent or illegal activity, inability to verify the identity of an investor, or other circumstances determined to be in the best interest of the Trust and its shareholders. The Trust, Northern Trust and their agents reserve the right, without notice, to freeze any account and/or suspend account services when: (i) notice has been received of a dispute regarding the assets in an account, or a legal claim against an account or (ii) if there is reason to believe a fraudulent transaction may occur or has occurred. The Trust may require any information from the shareholder reasonably necessary to ensure that a redemption request has been duly authorized. The Trust reserves the right to change or discontinue any of its redemption procedures. The Trust does not permit redemption proceeds to be sent by outgoing International ACH Transaction (“IAT”). An IAT is a payment transaction involving a financial institution’s office located outside U.S. territorial jurisdiction.

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Advanced Notification of Large Transactions

The Trust requests that an Institution give advance notice to the Transfer Agent by noon ET if it intends to place a purchase or redemption order of $50 million or more on a Business Day.

Excessive Trading in Fund Shares

The Board of Trustees of the Trust has adopted, on behalf of the Fund, policies and procedures with respect to frequent purchases and redemptions of Fund shares in light of the nature and high quality of the Fund’s investments. The Fund reserves the right to refuse a purchase order if management of the Fund determines that the purchase may not be in the best interests of the Fund.

Dividends and Distributions

Fund Policy

Dividends from net income are declared daily and paid monthly by the Fund to its shareholders. Net income includes the interest accrued on the Fund’s assets less estimated expenses. The Fund’s net realized short-term capital gains, if any, are distributed at least annually. The Fund does not expect to realize net long-term capital gains. Dividends are paid as soon as practicable following the end of each month, except in the case of a total redemption in an account that is not subject to a standing order for the purchase of additional shares. In that event, dividends will be paid promptly along with the redemption proceeds.

All distributions are reinvested automatically (without any sales charge) in additional shares of the Fund, unless you elect to receive distributions in cash by notifying the Transfer Agent in writing. You may make arrangements to credit these distributions to your account with Northern Trust or its affiliates. There are no fees or sales charges on reinvestments.

Taxes

Distributions

The following information is provided to help you understand the U.S. federal income tax you may have to pay on income dividends and capital gains distributions from the Fund, as well as on gains realized from your redemption of Fund shares. This discussion is not intended or written to be used as tax advice. Because everyone’s tax situation is unique, you should consult your tax professional about federal, state, local, or foreign tax consequences before making an investment in the Fund.

The Fund intends to qualify each year as a “regulated investment company” under Subchapter M of the Internal Revenue Code of 1986, as amended. By so qualifying, the Fund will not be subject to Federal income taxes to the extent that it distributes substantially all of its net investment income and any net realized capital gains. Except as otherwise noted below, you will generally be subject to federal income tax at ordinary rates on the Fund’s distributions to you, regardless of whether they are paid in cash or reinvested. U.S. individuals with “modified adjusted gross income” exceeding $200,000 ($250,000 if married and filing jointly) and trusts and estates with income above certain thresholds also are subject to a Medicare contribution tax on their “net investment income,” which includes non-exempt interest, dividends, and capital gains at a rate of 3.8%.

The Fund generally will be invested in debt instruments and not in shares of stock on which dividend income will be received. As a result, the Fund does not expect to pay dividends that may be eligible for the reduced tax rate on corporate dividends or that may qualify for the dividends-received deduction for corporations.

Distributions from the Fund (both taxable income dividends and capital gains) are normally taxable to you as ordinary income or long-term capital gains, regardless of whether you reinvest these distributions or receive them in cash (unless you hold shares in a qualified tax- deferred plan or account or are otherwise not subject to U.S. federal income tax). Due to the nature of the investment strategies used, distributions by the Fund generally are expected to consist primarily of income dividends and net realized capital gains; however, the nature of the Fund’s distributions could vary in any given year. The Fund will mail to each shareholder after the close of the calendar year an Internal Revenue Service Form 1099 setting forth the federal income tax status of distributions made during the year. Income dividends and capital gains distributions also may be subject to state and local taxes.

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For federal income tax purposes, distributions of net investment income generally are taxable generally as ordinary income although certain distributions of qualified dividend income paid to a non-corporate U.S. shareholder may be subject to income tax at the applicable rate for long-term capital gain.

Distributions of net realized capital gains (that is, the excess of the net realized gains from the sale of investments that the Fund owned for more than one year over the net realized losses from investments that the Fund owned for one year or less) that are properly designated by the Fund as capital gains generally will be taxable as long-term capital gain regardless of how long you have held your shares in the Fund.

Distributions of net realized short-term capital gain (that is, the excess of any net short-term capital gain over net long-term capital loss), if any, will be taxable to shareholders at ordinary income tax rates. Capital gains distributed to a corporate shareholder (whether short-term or long-term) are taxed at the same rate as ordinary income.

If you are a taxable investor and invest in the Fund shortly before it makes a capital gain distribution, some of your investment may be returned to you in the form of a taxable distribution. Fund distributions will reduce the NAV per share. Therefore, if you buy shares after the Fund has experienced capital appreciation but before the record date of a distribution of those gains, you may pay the full price for the shares and then effectively receive a portion of the purchase price back as a taxable distribution. This is commonly known as “buying a dividend.”

Selling Shares

Dividends on shares are earned through and including the day prior to the day on which they are redeemed. Redemptions are treated as sales for tax purposes and generally are taxable events for shareholders. In general, if Fund shares are sold, a shareholder will recognize gain or loss equal to the difference between the amount realized on the sale and the shareholder’s adjusted tax basis in the shares. As long as the Fund maintains a constant NAV of $1.00 per share, generally no gain or loss should be recognized upon the sale of Fund shares. Realized capital gains are subject to federal income tax and capital losses may be deductible, subject to various limitations under applicable law. For individuals, long-term capital gains you realize from selling Fund shares generally are taxed at preferential income tax rates. Short-term capital gains are taxed at ordinary income tax rates. Any loss realized upon the redemption of Fund shares within six months from the date of their purchase will be treated as a long-term capital loss to the extent of any distributions from the Fund treated as capital gain dividends during that six-month period. In addition, all or a portion of any loss realized upon the redemption of Fund shares may be disallowed to the extent Fund shares are purchased (including by means of reinvested dividends) within 30 days before or after such redemption.

Backup Withholding

By law, you may be subject to backup withholding (currently at a rate of 24%) on a portion of your taxable distributions and redemption proceeds unless you provide your correct Social Security or taxpayer identification number and certify that (i) this number is correct, (ii) you are not subject to backup withholding, and (iii) you are a US person (including a US resident alien). You also may be subject to withholding if the Internal Revenue Service instructs the Fund to withhold a portion of your distributions or proceeds. You should be aware that the Fund may be fined by the Internal Revenue Service for each account for which a certified taxpayer identification number is not provided. In the event that such a fine is imposed with respect to a specific account in any year, the Fund may make a corresponding charge against the account.

U.S. Tax Treatment of Foreign Shareholders

Fund distributions attributable to certain Fund income such as interest generally will be subject to a 30% withholding tax when paid to foreign shareholders. The withholding tax may, however be reduced (and in some cases eliminated) under an applicable tax treaty between the United States and a shareholder’s country of residence or incorporation, provided that the shareholder furnishes the Fund with a properly completed Form W-8BEN or W-8BEN-E, as applicable, to establish entitlement for these treaty benefits. Dividends reported as short-term capital gain dividends or interest-related dividends generally are not subject to this U.S. withholding tax. The exemption may not apply, however, if the recipient’s investment in the Fund is connected to a trade or business of the recipient in the United States or if the recipient is present in the United States for 183 days or more in a year and certain other conditions are met. Payments to a Fund shareholder that is either a foreign financial institution (“FFI”) or a non-financial foreign entity (“NFFE”) within the meaning of the Foreign Account Tax Compliance Act (“FATCA”) may be subject to a generally nonrefundable 30% withholding tax on: (a) income dividends paid by the Fund, and (b) certain capital gain distributions and the proceeds arising from the redemption of Fund shares after December 31, 2018. FATCA withholding tax generally can be avoided: (a) by an FFI, subject to any applicable intergovernmental agreement or other exemption, if it enters into a valid agreement with the Internal Revenue Service (“IRS”) to, among other requirements, report required information about certain direct and indirect ownership of foreign

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financial accounts held by U.S. persons with the FFI and (b) by an NFFE, if it: (i) certifies that it has no substantial U.S. persons as owners or (ii) if it does have such owners, reports information relating to them. The Fund may disclose the information that it receives from its shareholders to the IRS, non-U.S. taxing authorities or other parties as necessary to comply with FATCA. Withholding also may be required if a foreign entity that is a shareholder of the Fund fails to provide the Fund with appropriate certifications or other documentation concerning its status under FATCA.

All foreign investors should consult their own tax professionals regarding the tax consequences in their country of residence of an investment in the Fund.

Tax Status for Retirement Plans and Other Tax-Deferred Accounts

When you invest in the Fund through a qualified employee benefit plan, retirement plan or some other tax-deferred account, dividend and capital gain distributions generally are not subject to current federal income taxes. In general, these plans or accounts are governed by complex tax rules. You should ask your tax adviser or plan administrator for more information about your tax situation, including possible state or local taxes.

Medicare Tax

An additional 3.8% Medicare tax may be imposed on distributions you receive from a Fund and gains from selling, redeeming or exchanging your shares.

Shareholder Reports and Other Information

Shareholders of record will be provided each year with a semi-annual report showing the Fund’s investments and other information as of March 31 and with an annual report containing audited financial statements as of September 30. If we have received appropriate written consent, we send a single copy of all materials, including, prospectuses, financial reports, proxy statements or information statements to all shareholders who share the same mailing address, even if more than one person in a household holds shares of the Fund. If you do not want your mailings combined with those of other members of your household, you may opt-out at any time by contacting the NTAM Treasury Assets Fund Center by telephone at 855-351-4583. You also may send an e-mail to: ntamtreasury@ntrs.com. The Fund will begin sending individual copies to you within 30 days after receipt of your opt-out notice.

The Trust may reproduce this Prospectus in electronic format that may be available on the Internet. If you have received this Prospectus in electronic format you, or your representative, may contact the Transfer Agent for a free paper copy of this Prospectus by calling 855- 351-4583 or by sending an e-mail to: ntamtreasury@ntrs.com. The Adviser publishes on its website at www.northerntrust.com/ntam-treasury-assets-fund, no later than the fifth Business Day of each month and for a period of not less than six months, a complete schedule of the Fund’s holdings and certain other information regarding Fund holdings of the Fund as of the last Business Day of the prior month. Certain Fund information concerning the Fund will be provided in monthly holdings reports to the SEC on Form N-MFP2. Form N-MFP2 will be made available to the public on the SEC’s EDGAR database immediately upon filing after the end of the month to which the information pertains, and a link to each of the most recent 12 months of filings on Form N-MFP2 will be provided on the Adviser’s website. A further description of the Trust’s Policy on Disclosure of Fund Holdings is available in the SAI.

Financial Highlights

The financial information about the Fund below is intended to help you understand the Fund’s financial performance since its inception on April 4, 2018. The total return in the table represents the rate that an investor would have earned or lost on an investment in the Fund (assuming reinvestment of all dividends and distributions and excludes redemption fees). The information has been audited by Deloitte & Touche LLP, whose report, along with the Fund’s financial statements, is included in the Fund’s Annual Report for the fiscal year ended September 30, 2022, which is available upon request.

15

Advisers Investment Trust

NTAM Treasury Assets Fund

Financial Highlights

For the fiscal years ended September 30, 2022, September 30, 2021, September 30, 2020, September 30, 2019 and the fiscal period from April 4, 2018, commencement of operations, to September 30, 2018

	NTAM Treasury Assets Fund
	Year Ended September 30, 2022	Year Ended September 30, 2021		Year Ended September 30, 2020		Year Ended September 30, 2019		Period Ended September 30, 2018(a)
Net asset value, beginning of period	$1.00	$1.00		$1.00		$1.00		$1.00

Income (loss) from operations:
Net investment income	0.01	—	(b)	0.01		0.02		0.01
Net realized gains from investments(b)	—	—		—		—		—

Total from investment operations	0.01	—		0.01		0.02		0.01

Less distributions paid:
From net investment income	(0.01)	(—	)(b)	(0.01)		(0.02)		(0.01)
From net realized gains on investments	— (b)	(—	)(b)	(—	)(b)	(—	)(b)	—

Total distributions paid	(0.01)	—		(0.01)		(0.02)		(0.01)

Change in net asset value	—	—		—		—		—

Net asset value, end of period	$1.00	$1.00		$1.00		$1.00		$1.00

Total return(c)	0.66%	0.03%		1.06%		2.28%		0.88%
Ratios/Supplemental data:
Net assets, end of period (000’s)	$7,685,839	$7,729,359		$7,012,840		$8,037,595		$7,929,722
Ratio of net expenses to average net assets(d)	0.09%	0.07%		0.10%		0.10%		0.10%
Ratio of net investment income to average net assets(d)	0.68%	0.02%		0.93%		2.25%		1.81%
Ratio of gross expenses to average net assets(d), (e)	0.13%	0.13%		0.13%		0.13%		0.13%

(a)	For the period from April 4, 2018, commencement of operations, to September 30, 2018.

(b)	Amount is less than $0.005 per share.

(c)	Not annualized for periods less than one year.

(d)	Annualized for periods less than one year.

(e)	During the period shown, certain fees were reduced. If such fee reductions had not occurred, the ratio would have been as indicated.

16

Privacy Policy

Safeguarding Privacy

We recognize and respect the privacy expectations of each of our investors and we believe the confidentiality and protection of investor information is one of our fundamental responsibilities. New technologies have dramatically changed the way information is gathered and used, but our continuing commitment to preserving the security and confidentiality of investor information has remained a core value of the Advisers Investment Trust.

Information We Collect and Sources of Information

We may collect information about our customers to help identify you, evaluate your application, service and manage your account and offer services and products you may find valuable. We collect this information from a variety of sources including:

•	Information we receive from you on applications or other forms (e.g. your name, address, date of birth, social security number and investment information);

•	Information about your transactions and experiences with us and our affiliates (e.g. your account balance, transaction history and investment selections); and

•	Information we obtain from third parties regarding their brokerage, investment advisory, custodial or other relationship with you (e.g. your account number, account balance and transaction history.

Information We Share with Service Providers

We may disclose all non-public personal information we collect, as described above, to companies (including affiliates) that perform services on our behalf, including those that assist us in responding to inquiries, processing transactions, preparing and mailing account statements and other forms of shareholder services provided they use the information solely for these purposes and they enter into a confidentiality agreements regarding the information.

Information We May Share with Affiliates

If we have affiliates which are financial service providers that offer investment advisory, brokerage and other financial services, we may (subject to Board approval) share information among our affiliates to better assist you in achieving your financial goals.

Safeguarding Customer Information

We will safeguard, according to federal standards of security and confidentiality, any non-public personal information our customers share with us.

We will limit the collection and use of non-public customer information to the minimum necessary to deliver superior service to our customers which includes advising our customers about our products and services and to administer our business.

We will permit only authorized employees who are trained in the proper handling of non-public customer information to have access to that information.

We will not reveal non-public customer information to any external organization unless we have previously informed the customer in disclosures or agreements, have been authorized by the customer or are required by law or our regulators.

We value you as a customer and take your personal privacy seriously. We will inform you of our policies for collecting, using, securing and sharing nonpublic personal information the first time we do business and every year that you are a customer of the Advisers Investment Trust or anytime we make a material change to our privacy policy.

Investment Adviser

Northern Trust Investments, Inc.

50 South LaSalle Street

Chicago, Illinois 60603

Custodian

The Northern Trust Company

50 South LaSalle Street

Chicago, Illinois 60603

Independent Registered Public Accounting Firm

Deloitte & Touche LLP

111 S. Wacker Drive

Chicago, Illinois 60606

Legal Counsel

Thompson Hine LLP

41 South High Street, Suite 1700

Columbus, Ohio 43215-6101

Placement Agent

Foreside Financial Services, LLC

3 Canal Plaza, Suite 100

Portland, Maine 04101

For Additional Information, call

855-351-4583

To Learn More

Several additional sources of information are available to you. The Statement of Additional Information (“SAI”), incorporated into this prospectus by reference, contains detailed information on Fund policies and operations.

Additional information about the Fund’s investments will be available in the Fund’s annual and semi-annual report to shareholders.

Call the Fund at 855-351-4583 between the hours of 8:00 a.m. and 6:00 p.m. Eastern time on days the Fund is open for business to request free copies of the SAI and the Fund’s annual and semi-annual reports, to request other information about the Fund and to make shareholder inquiries. You may also visit the Fund on the web at https://www.northerntrust.com/united-states/what-we-do/investment-management/northern-funds/ntam-treasury-assets-fund to obtain free copies of the Fund’s SAI and annual and semi-annual reports. You may also send an e-mail request to ntamtreasury@ntrs.com.

You may obtain reports and other information about the Fund on the EDGAR Database on the SEC’s internet site at http://www.sec.gov, and copies of this information may be obtained, after paying a duplicating fee, by electronic request at the following e-mail address: publicinfo@sec.gov

Investment Company Act No. 811-22538

NTAM TREASURY ASSETS FUND

(Ticker: TAFXX)

A series of Advisers Investment Trust

STATEMENT OF ADDITIONAL INFORMATION

January 28, 2023

This Statement of Additional Information (“SAI”) is not a prospectus. This SAI is intended to provide additional information regarding the activities and operations of the NTAM Treasury Assets Fund (the “Fund”).

This SAI should be read in conjunction with the prospectus dated January 28, 2023. A copy of the prospectus can be obtained at no charge by writing to the transfer agent, NTAM Treasury Assets Fund, The Northern Trust Company, P.O. Box 4766, Chicago, Illinois 60680-4766, by visiting https://www.northerntrust.com/united-states/what-we-do/investment-management/northern-funds/ntam-treasury-assets-fund, or by calling 855-351-4583 (toll free). The Fund’s prospectus (“Prospectus”) is incorporated by reference into this SAI.

The Fund is a series of Advisers Investment Trust which is registered as an investment company under the Investment Company Act of 1940, as amended (the “1940 Act”). The shares of the Fund which are described in this SAI have not been and will not be registered under the Securities Act of 1933, as amended (the “1933 Act”), or the securities laws of any of the states of the United States. The offerings contemplated by this SAI will be made in reliance upon an exemption from the registration requirements of the 1933 Act for offers and sales of securities which do not involve any public offering, and analogous exemptions under state securities laws. Investment in the Fund may be made only by individuals or entities that are “Accredited Investors” within the meaning of Regulation D under the 1933 Act upon the terms and conditions specified in the Fund’s Prospectus.

This SAI shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of shares of the Fund in any jurisdiction in which such offer, solicitation or sale is not authorized or to any person to whom it is unlawful to make such offer, solicitation or sale. No person has been authorized to make any representations concerning the Fund that are inconsistent with those contained in this SAI. Prospective investors should not rely on any information not contained in this SAI.

This SAI is intended solely for the use of the person to whom it has been delivered for the purpose of evaluating a possible investment by the recipient in the shares of the Fund described herein, and is not to be reproduced or distributed to any other persons (other than professional advisers of the prospective investor receiving this document).

Prospective investors should not construe the contents of this SAI as legal, tax, or financial advice. Each prospective investor should consult his or her own professional advisers as to the legal, tax, financial or other matters relevant to the suitability of an investment in the Fund for such investor.

In making an investment decision investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended by any federal or state securities commission or regulatory authority. Furthermore, the foregoing authorities have not confirmed the accuracy or determined the adequacy of this document. Any representation to the contrary is a criminal offense.

These securities are subject to substantial restrictions on transferability and resale and may not be transferred or resold except as permitted under the Declaration of Trust of Advisers Investment Trust, the 1933 Act, and applicable state securities laws, pursuant to registration or exemption therefrom.

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS SAI OR IN THE PROSPECTUS IN CONNECTION WITH THE OFFERING OF SHARES MADE BY THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE TRUST OR ITS PLACEMENT AGENT. THE PROSPECTUS DOES NOT CONSTITUTE AN OFFERING BY THE TRUST OR BY THE PLACEMENT AGENT IN ANY JURISDICTION IN WHICH SUCH OFFERING MAY NOT BE LAWFULLY MADE.

You could lose money by investing in the Fund. Although the Fund seeks to preserve the value of your investment at $1.00 per share, the Fund cannot guarantee it will do so. An investment in the Fund is not a deposit of any bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation (“FDIC”), any other government agency, or The Northern Trust Company (“Northern Trust”), its affiliates, subsidiaries or any other bank. The Fund’s sponsor has no legal obligation to provide financial support to the Fund, and you should not expect that the sponsor will provide financial support to the Fund at any time.

i

Description of the Trust and the Fund

Advisers Investment Trust (“Trust”) is a Delaware statutory trust operating under a Fourth Amended and Restated Agreement and Declaration of Trust (the “Trust Agreement”) dated March 10, 2022. The Trust was formerly an Ohio business trust, which commenced operations on December 20, 2011. On March 31, 2017, the Trust was converted to a Delaware statutory trust. The Trust is an open-end investment company. The Trust Agreement permits the Board of Trustees (the “Trustees” or “Board”) to authorize and issue an unlimited number of shares of beneficial interest of separate series. This SAI relates to the Fund, a series of the Trust. The investment adviser to the Fund is Northern Trust Investments, Inc. (“NTI” or the “Adviser”). The Fund is a diversified fund.

The Fund does not issue share certificates. All shares are held in non-certificated form registered on the books of the Fund and the transfer agent for the account of the shareholder. Each share of a series represents an equal proportionate interest in the assets and liabilities belonging to that series and is entitled to such dividends and distributions out of income belonging to the series as are declared by the Trustees. The shares do not have cumulative voting rights or any preemptive or conversion rights, and the Trustees have the authority from time to time to divide or combine the shares of any series into a greater or lesser number of shares of that series so long as the proportionate beneficial interest in the assets belonging to that series and the rights of the shareholders of any other series are in no way affected. In case of any liquidation of a series, the shareholders of the series being liquidated will be entitled to receive as a class a distribution out of the assets, net of the liabilities, belonging to that series. Expenses attributable to any series are borne by that series. Any general expenses of the Trust not readily identifiable as belonging to a particular series are allocated by or under the direction of the Trustees in such manner as the Trustees determine to be fair and equitable. No shareholder is liable to further calls or to assessment by the Trust without his or her express consent.

Any Trustee of the Trust may be removed by vote of the shareholders holding not less than two-thirds of the outstanding shares of the Trust. The Trust does not hold an annual meeting of shareholders. When matters are submitted to shareholders for a vote, each shareholder is entitled to one vote for each whole share he or she owns and fractional votes for fractional shares he or she owns. All shares of the Fund have equal voting and liquidation rights. The Trust Agreement can be amended by the Trustees, except that any amendment that adversely affects the rights of shareholders must be approved by the shareholders affected. All shares of the Fund are subject to involuntary redemption if the Trustees determine to liquidate the Fund. An involuntary redemption will create a capital gain or a capital loss, which may have tax consequences about which you should consult your tax adviser.

For information concerning the purchase and redemption of shares of the Fund, see “How to Purchase Shares” and “How to Redeem Shares” in the Prospectus. For a description of the methods used to determine the share price and value of the Fund’s assets, see “Pricing Your Shares” in the Prospectus and “Net Asset Value” in this SAI.

Additional Information About the Fund’s Investments

Classification and History

Shares of the Fund are offered by the Trust on a private placement basis in accordance with Regulation D under the 1933 Act only to certain Northern Trust Corporate and Institutional Services clients and their affiliated entities, all of whom qualify as “Accredited Investors,” as defined in Rule 501 of Regulation D. “Accredited Investors” include, but are not limited to, certain banks, broker dealers, insurance companies, investment companies, governmental plans, pension employee benefit plans, corporations, partnerships, and business trusts. Shares of the Fund are not registered under the 1933 Act or the securities law of any state and are sold in reliance upon an exemption from registration. Shares may not be transferred or resold without registration under the 1933 Act, except pursuant to an exemption from registration. Shares, however, may be redeemed from the Trust as described under “How to Redeem Shares” in the Prospectus.

Investment Strategies and Risks

All principal investment strategies and risks of the Fund are discussed in the Prospectus. This section contains a more detailed discussion of some of the investments the Fund may make, some of the techniques the Fund may use, and the risks related to those techniques and investments. Additional non-principal strategies and risks are also discussed here. The Fund seeks to achieve its objective by investing, under normal circumstances, its total assets exclusively (and at least 99.5%) in:

•	Cash;

•	Short-term bills, notes, including floating rate notes, and other obligations issued or guaranteed by the U.S. Treasury (“Treasury Obligations”); and

•	Repurchase agreements that are collateralized fully by cash or Treasury Obligations.

The Fund, under normal circumstances, will invest at least 80% of its net assets (plus the amount of any borrowings for investment purposes) in Treasury Obligations and repurchase agreements collateralized solely by Treasury Obligations. For these purposes, “net assets” include the amount of any borrowings for investment purposes and the amount of “net assets” is measured at the time of purchase. To the extent required by the United States Securities and Exchange Commission (the “SEC”) regulations, shareholders of the Fund will be provided with sixty days’ notice in the manner prescribed by the SEC before any change in this policy. The Fund’s investment objective and, except as expressly noted below, investment strategies may be changed without shareholder approval. In addition to the instruments discussed below and in the Prospectus, the Fund may purchase other types of financial instruments, however designated, whose investment and credit quality characteristics are determined by the Adviser to be substantially similar to those of any other investment otherwise permitted by the Fund’s investment strategies.

The Fund operates as a “government money market fund” in accordance with Rule 2a-7 under the 1940 Act. As a “government money market fund” under Rule 2a-7, the Fund (1) is permitted to use the amortized cost method of valuation to seek to maintain a stable net asset value (“NAV”) of $1.00 share price, and (2) is not required to impose a liquidity fee and/or a redemption gate on fund redemptions that might apply to other types of money market funds should certain triggering events specified in Rule 2a-7 occur.

Borrowings

The Fund may engage in borrowing transactions as a means of raising cash to satisfy redemption requests, for other temporary or emergency purposes or, to the extent permitted by its investment policies, to raise additional cash to be invested by the Adviser in other securities or instruments in an effort to increase the Fund’s investment returns. Reverse repurchase agreements may be considered to be a type of borrowing.

When the Fund invests borrowing proceeds in other securities, the Fund will be at risk for any fluctuations in the market value of the securities in which the proceeds are invested. Like other leveraging risks, this makes the value of an investment in the Fund more volatile and increases the Fund’s overall investment exposure. In addition, if the Fund’s return on its investment of the borrowing proceeds does not equal or exceed the interest that the Fund is obligated to pay under the terms of a borrowing, engaging in these transactions will lower the Fund’s return.

The Fund may be required to liquidate portfolio securities at a time when it would be disadvantageous to do so in order to make payments with respect to its borrowing obligations. This could adversely affect the Adviser’s strategy and result in lower Fund returns. Interest on any borrowings will be the Fund expense and will reduce the value of the Fund’s shares. The Fund may borrow on a secured or on an unsecured basis. If the Fund enters into a secured borrowing arrangement, a portion of the Fund’s assets will be used as collateral. During the term of the borrowing, the Fund will remain at risk for any fluctuations in the market value of these assets in addition to any securities purchased with the proceeds of the loan. In addition, the Fund may be unable to sell the collateral at a time when it would be advantageous to do so, which could adversely affect the Adviser’s strategy and result in lower Fund returns. The Fund would also be subject to the risk that the lender may file for bankruptcy, become insolvent, or otherwise default on its obligations to return the collateral to the Fund. In the event of a default by the lender, there may be delays, costs and risks of loss involved in the Fund exercising its rights with respect to the collateral or those rights may be limited by other contractual agreements or obligations or by applicable law.

Custodial Receipts for Treasury Securities.

To the extent consistent with its investment objective and strategies, the Fund may acquire U.S. government obligations and their unmatured interest coupons that have been separated (“stripped”) by their holder, typically a custodian bank or investment brokerage firm. Having separated the interest coupons from the underlying principal of the U.S. government obligations, the holder will resell the stripped securities in custodial receipt programs with a number of different names, such as TIGRs (Treasury Income Growth Receipts) and CATS (Certificates of Accrual on Treasury Securities). The stripped coupons are sold separately from the underlying principal, which usually is sold at a deep discount because the buyer receives only the right to receive a future fixed payment on the security and does not receive any rights to periodic interest (cash) payments. The underlying U.S. Treasury bonds and notes themselves are held in book-entry form at the Federal Reserve Bank or, in the case of bearer securities (i.e., unregistered securities, which are ostensibly owned by the bearer or holder), in trust on behalf of the owners. Counsel to the underwriters of these certificates or other evidences of ownership of

U.S. Treasury securities have stated that, in their opinion, purchasers of the stripped securities most likely will be deemed the beneficial holders of the underlying U.S. government obligations for federal tax purposes. The Trust is unaware of any binding legislative, judicial or administrative authority on this issue.

Cybersecurity Risk

With the increased use of technologies such as mobile devices and Web-based or “cloud” applications, and the dependence on the Internet and computer systems to conduct business, the Fund is susceptible to operational, information security, and related risks. In general, cybersecurity incidents can result from deliberate attacks or unintentional events (arising from external or internal sources) that may cause the Fund to lose proprietary information, suffer data corruption, physical damage to a computer or network system or lose operational capacity. Cybersecurity attacks include, but are not limited to, infection by malicious software, such as malware or computer viruses or gaining unauthorized access to digital systems, networks or devices that are used to service the Fund’s operations (e.g., through “hacking,” “phishing” or malicious software coding), or other means for purposes of misappropriating assets or sensitive information, corrupting data, or causing operational disruption. Cybersecurity attacks may also be carried out in a manner that does not require gaining unauthorized access, such as causing denial-of-service attacks on the Fund’s websites (i.e., efforts to make network services unavailable to intended users). In addition, authorized persons could inadvertently or intentionally release confidential or proprietary information stored on the Fund’s systems.

Cybersecurity incidents affecting the Adviser, other service providers (including, but not limited to, the administrator, custodian, and transfer agent) or the Fund’s shareholders have the ability to cause disruptions and impact business operations, potentially resulting in financial losses to both the Fund and shareholders, interference with the Fund’s ability to calculate its NAV, impediments to trading, the inability of Fund shareholders to transact business and the Fund to process transactions (including fulfillment of Fund share purchases and redemptions), violations of applicable privacy and other laws (including the release of private shareholder information) and attendant breach notification and credit monitoring costs, regulatory fines, penalties, litigation costs, reputational damage, reimbursement or other compensation costs, forensic investigation and remediation costs, and/or additional compliance costs. Similar adverse consequences could result from cybersecurity incidents affecting issuers of securities in which the Fund invests, counterparties with which the Fund engage in transactions, governmental and other regulatory authorities, exchange and other financial market operators, banks, brokers, dealers, insurance companies and other financial institutions (including other service providers), and other parties. In addition, substantial costs may be incurred in order to safeguard against and reduce the risk of any cybersecurity incidents in the future. In addition to administrative, technological, and procedural safeguards, the Adviser has established business continuity plans in the event of, and risk management systems to prevent or reduce the impact of, such cybersecurity incidents. However, there are inherent limitations in such plans and systems, including the possibility that certain risks have not been identified, as well as the rapid development of new threats. Furthermore, the Fund cannot control the cybersecurity plans and systems put in place by its service providers or any other third parties whose operations may affect the Fund or its shareholders. The Fund and its shareholders could be negatively impacted as a result.

Illiquid Securities or Restricted Securities.

The Fund may invest up to 5% of its net assets in securities that are illiquid. Illiquid securities are any investment that the Adviser reasonably expects cannot be sold or disposed of in current market conditions in seven calendar days or less without the sale or disposition significantly changing the market value of the investment. Because illiquid and restricted securities may be difficult to sell at an acceptable price, they may be subject to greater volatility and may result in a loss to the Fund. Securities purchased by the Fund that are liquid at the time of purchase may subsequently become illiquid due to events relating to the issuer of the securities, market events, economic conditions, and/or investor perception.

Inflation-Indexed Securities

To the extent consistent with its investment objective and strategies, the Fund may invest in inflation-indexed securities, which are fixed-income securities whose value is periodically adjusted according to the rate of inflation. Two structures are common: the U.S. Treasury and some other issuers utilize a structure that accrues inflation into the principal value of the security; most other issuers pay out the Consumer Price Index (“CPI”) accruals as part of a semi-annual coupon.

Inflation-indexed securities issued by the U.S. Treasury have varying maturities and pay interest on a semi-annual basis equal to a fixed percentage of the inflation-adjusted principal amount. If the periodic adjustment rate measuring inflation falls, the principal value of inflation-indexed bonds will be adjusted downward, and consequently the interest payable on these securities (calculated with respect to a smaller principal amount) will be reduced. Repayment of the original bond principal upon maturity (as adjusted for inflation) is guaranteed in the case of U.S. Treasury inflation-indexed bonds, even during a period of deflation. However, the current market value of the bonds is not guaranteed and will fluctuate. The Fund also may invest in other inflation-related bonds which may or may not provide a similar guarantee. If a guarantee of principal is not provided, the adjusted principal value of the bond repaid at maturity may be less than the original principal amount.

The value of inflation-indexed bonds is expected to change in response to changes in real interest rates. Real interest rates in turn are tied to the relationship between nominal interest rates and the rate of inflation. Therefore, if the rate of inflation rises at a faster rate than nominal interest rates, real interest rates might decline, leading to an increase in value of inflation-indexed bonds. In contrast, if nominal interest rates increase at a faster rate than inflation, real interest rates might rise, leading to a decrease in value of inflation-indexed bonds. Any increase in the principal amount of an inflation-indexed bond will be considered taxable ordinary income, even though investors do not receive their principal until maturity.

While these securities are expected to be protected from long-term inflationary trends, short-term increases in inflation may lead to a decline in value. If interest rates rise due to reasons other than inflation (for example, due to changes in currency exchange rates), investors in these securities may not be protected to the extent that the increase is not reflected in the bond’s inflation measure.

The periodic adjustment of U.S. inflation-indexed bonds is tied to the Consumer Price Index for All Urban Consumers (“CPI-U”), which is calculated monthly by the U.S. Bureau of Labor Statistics. The CPI-U is a measurement of changes in the cost of living, made up of components such as housing, food, transportation and energy. Inflation-indexed bonds issued by a foreign government are generally adjusted to reflect a comparable inflation index calculated by that government. There can be no assurance that the CPI-U or any foreign inflation index will accurately measure the real rate of inflation in the prices of goods and services. Moreover, there can be no assurance that the rate of inflation in a foreign country will be correlated to the rate of inflation in the United States.

The taxation of inflation-indexed Treasury securities is similar to the taxation of conventional bonds. Both interest payments and the difference between original principal and the inflation-adjusted principal will be treated as interest income subject to taxation. Interest payments are taxable when received or accrued. The inflation adjustment to the principal is subject to tax in the year the adjustment is made, not at maturity of the security when the cash from the repayment of principal is received. If an upward adjustment has been made (which typically should happen), investors in non-tax-deferred accounts will pay taxes on this amount currently. Decreases in the indexed principal can be deducted only from current or previous interest payments reported as income. Inflation-indexed Treasury securities therefore have a potential cash flow mismatch to an investor, because investors must pay taxes on the inflation-adjusted principal before the repayment of principal is received. It is possible that, particularly for high income tax bracket investors, inflation-indexed Treasury securities would not generate enough income in a given year to cover the tax liability they could create. This is similar to the current tax treatment for zero-coupon bonds and other discount securities. If inflation-indexed Treasury securities are sold prior to maturity, capital losses or gains are realized in the same manner as traditional bonds. The Fund, however, distributes income on a monthly basis. Fund investors will receive dividends that represent both the interest payments and the principal adjustments of the inflation-indexed securities held in the Fund.

Investment Companies

With respect to the investments of the Fund in the securities of other affiliated and unaffiliated investment companies, such investments will be limited so that, as determined after a purchase is made, either: (a) not more than 3% of the total outstanding stock of such investment company will be owned by the Fund, the Trust as a whole and its affiliated persons (as defined in the 1940 Act); or (b) (i) not more than 5% of the value of the total assets of the Fund will be invested in the securities of any one investment company, (ii) not more than 10% of the value of its total assets will be invested in the aggregate in securities of investment companies as a group, and (iii) not more than 3% of the outstanding voting stock of any one investment company will be owned by the Fund. In addition, these limits will not apply to the investment of uninvested cash balances in shares of registered or unregistered money market funds whether affiliated or unaffiliated. The foregoing exemption, however, only applies to an unregistered money market fund that (i) limits its investments to those in which a money market fund may invest under Rule 2a-7 of the 1940 Act, and (ii) undertakes to comply with all the other provisions of Rule 2a-7.

Investments by the Fund in other investment companies, including exchange-traded funds (“ETFs”), will be subject to the limitations of the 1940 Act except as permitted by SEC orders. The Fund may rely on SEC orders that permit them to invest in certain ETFs beyond the limits contained in the 1940 Act, subject to certain terms and conditions. Generally, these terms and conditions require the Board to approve policies and procedures relating to certain of the Fund’s investments in ETFs. These policies and procedures require, among other things, that (i) the Adviser conducts the Fund’s investment in ETFs without regard to any consideration received by the Fund or any of its affiliated persons and (ii) the Adviser certifies to the

Board quarterly that it has not received any consideration in connection with an investment by the Fund in an ETF, or if it has, the amount and purpose of the consideration will be reported to the Board and an equivalent amount of advisory fees shall be waived by the Adviser.

If required by the 1940 Act, the Fund expects to vote the shares of other investment companies that are held by it in the same proportion as the vote of all other holders of such securities.

To the extent consistent with its investment objective and strategies, the Fund may invest all or substantially all of its assets in a single open-end investment company or series thereof with substantially the same investment objective, strategy and restrictions as the Fund. However, the Fund currently intends to limit its investments in securities issued by other investment companies to the extent described above. The Fund may adhere to other limitations with respect to its investments in securities issued by other investment companies if required or permitted by the SEC or deemed to be in the best interests of the Trust.

Large Trade Notification

The transfer agent may from time to time receive notice of a large trade in the Fund’s shares. The Fund may determine to enter into portfolio transactions in anticipation of that order, even though the order will not be processed until the following business day. This practice provides for a closer correlation between the time shareholders place trade orders and the time the Fund enters into portfolio transactions based on those orders, and permits the Fund to be more fully invested in investment securities, in the case of purchase orders, and to more orderly liquidate its investment positions, in the case of redemption orders. On the other hand, if a trade order is not processed, the Fund may be required to borrow assets to settle the portfolio transactions entered into in anticipation of that order, and would therefore incur borrowing costs. The Fund may also suffer investment losses on those portfolio transactions. Conversely, the Fund would benefit from any earnings and investment gains resulting from such portfolio transactions.

Liquidity Risk

Liquidity risk is the risk that the Fund will not be able to pay redemption proceeds within the time periods described in a timely manner because of unusual market conditions, an unusually high volume of redemption requests, legal restrictions impairing the Fund’s ability to sell particular securities or close derivative positions at an advantageous market price or other reasons. Certain portfolio securities may be less liquid than others, which may make them difficult or impossible to sell at the time and the price that the Fund would like or difficult to value. The Fund may have to lower the price, sell other securities instead or forgo an investment opportunity. Any of these events could have a negative effect on portfolio management or performance. Liquidity risk may be the result of, among other things, the reduced number and capacity of traditional market participants to make a market in fixed income securities. The potential for liquidity risk may be magnified by a rising interest rate environment or other circumstances where investor redemptions from money market and other fixed income mutual funds may be higher than normal, potentially causing increased supply in the market due to selling activity.

Market Events Risk

Market Events Risk relates to the increased volatility, depressed valuations, decreased liquidity and heightened uncertainty in the financial markets throughout the world during the past decade. These conditions may recur, worsen or spread. The U.S. government and the Federal Reserve, as well as certain foreign governments and central banks, have taken steps to support financial markets, including by keeping interest rates at historically low levels. This and other government intervention may not work as intended, particularly if the efforts are perceived by investors as being unlikely to achieve the desired results. The U.S. government and Federal Reserve have reduced their market support activities and recently have begun raising interest rates. Certain foreign governments and central banks are implementing or discussing or have implemented so-called negative interest rates (e.g., charging depositors who keep their cash at a bank) to spur economic growth. Governmental or central bank actions, including interest rate increases, measures to address budget deficits, or contrary actions by different governments, as well as downgrades of sovereign debt, declines in oil and commodity prices, dramatic changes in currency exchange rates and geopolitical events (including war and terror attacks) could negatively affect financial markets generally, increase market volatility and reduce the value and liquidity of securities in which the Fund invests.

Policy and legislative changes in the United States and in other countries (such as the United Kingdom referendum vote to exit the European Union) may also contribute to decreased liquidity and increased volatility in the financial markets.

Economies and financial markets throughout the world are increasingly interconnected. Economic, financial or political events, trading and tariff arrangements, terrorism, natural disasters and other circumstances in one country or region could have profound impacts on global economies or markets.

Operational Risk

The Adviser and other Fund service providers may experience disruptions or operating errors arising from factors such as processing errors, inadequate or failed internal or external processes, failures in systems and technology, changes in personnel, and errors caused by third-party service providers or trading counterparties. In particular, these errors or failures in systems and technology, including operational risks associated with reliance on third party service providers, may adversely affect the Fund’s ability to calculate its net asset values in a timely manner, including over a potentially extended period. While service providers are required to have appropriate operational risk management policies and procedures, their methods of operational risk management may differ from those of the Fund in the setting of priorities, the personnel and resources available or the effectiveness of relevant controls. The Adviser, through its monitoring and oversight of service providers, seeks to ensure that service providers take appropriate precautions to avoid and mitigate risks that could lead to disruptions and operating errors. However, it is not possible for the Adviser or other Fund service providers to identify all of the operational risks that may affect the Fund or to develop processes and controls to completely eliminate or mitigate their occurrence or effects.

Repurchase Agreements

The Fund may agree to purchase portfolio securities from domestic and foreign financial institutions subject to the seller’s agreement to repurchase them at a mutually agreed upon date and price (“repurchase agreements”). Repurchase agreements may be considered to be loans under the 1940 Act. Although the securities subject to a repurchase agreement may bear maturities exceeding one year, settlement for the repurchase agreement will never be more than one year after the Fund’s acquisition of the securities and normally will be within a shorter period of time. Securities subject to repurchase agreements normally are held either by the Trust’s custodian or subcustodian (if any), or in the Federal Reserve/Treasury Book-Entry System.

If the seller is a sponsoring member of the Fixed Income Clearing Corporation (“FICC”), the Fund may permit the seller’s obligation to be notated FICC pursuant to an agreement among the Fund, FICC and the seller. In such case, FICC would become the Fund’s counterparty and the Fund would be subject to FICC’s rules, which may limit the Fund’s rights and remedies (including recourse to collateral) or delay or restrict rights and remedies, and expose the Fund to the risk of FICC’s insolvency.

The seller under a repurchase agreement will be required to maintain the value of the securities subject to the agreement in an amount exceeding the repurchase price (including accrued interest). Default by the seller or FICC would, however, expose the Fund to possible loss because of adverse market action or delay in connection with the disposition of the underlying obligations. In addition, in the event of a bankruptcy, the Fund could suffer additional losses if a court determines that the Fund’s interest in the collateral is unenforceable. If the Fund enters into a repurchase agreement involving securities the Fund could not purchase directly, and the counterparty defaults, the Fund may become the holder of securities that they could not purchase. Apart from the risks associated with bankruptcy or insolvency proceedings, there is also the risk that the seller or FICC may fail to repurchase the security. If the market value of the securities subject to the repurchase agreement becomes less than the repurchase price (including accrued interest), generally, the seller of the securities or FICC will be required to deliver additional securities so that the market value of all securities subject to the repurchase agreement equals or exceeds the repurchase price.

In the event of default by the counterparty in a foreign repurchase agreement, the Fund may be unable to successfully assert a claim to the collateral under foreign laws. As a result, foreign repurchase agreements may involve higher credit risks than repurchase agreements with domestic financial institutions. Moreover, certain countries have less developed and less regulated banking and auditing, accounting and financial reporting systems than the United States. In addition, repurchase agreements with foreign financial institutions, particularly those located in emerging markets, may involve foreign financial institutions or counterparties with lower credit ratings than domestic financial institutions.

Reverse Repurchase Agreements

The Fund may borrow funds by selling portfolio securities to financial institutions such as banks and broker/dealers and agreeing to repurchase them at a mutually specified date and price (“reverse repurchase agreements”). The Fund may use the proceeds of reverse repurchase agreements to purchase other securities either maturing, or under an agreement to resell, on a date simultaneous with or prior to the expiration of the reverse repurchase agreement. Reverse repurchase agreements are considered to be borrowings under the 1940 Act. Reverse repurchase agreements involve the risk that the market value of the securities sold by the Fund may decline below the repurchase price. The Fund will pay interest on amounts obtained pursuant to a reverse repurchase agreement. While reverse repurchase agreements are outstanding, the Fund will segregate liquid assets in an amount at least equal to the market value of the securities, plus accrued interest, subject to the agreement.

Stripped Securities

To the extent consistent with its investment objective and strategies, the Fund, may purchase stripped securities. The Treasury Department has facilitated transfers of ownership of zero coupon securities by accounting separately for the beneficial ownership of particular interest coupon and principal payments on Treasury securities through the Federal Reserve book-entry record-keeping system. The Federal Reserve program as established by the Treasury Department is known as “Separate Trading of Registered Interest and Principal of Securities” or “STRIPS.” The Fund may purchase securities registered in the STRIPS program. Under the STRIPS program, the Fund will be able to have its beneficial ownership of zero coupon securities recorded directly in the book-entry record-keeping system in lieu of having to hold certificates or other evidences of ownership of the underlying U.S. Treasury securities.

Other types of stripped securities may be purchased by the Fund, including stripped mortgage-backed securities (“SMBS”). SMBS usually are structured with two or more classes that receive different proportions of the interest and principal distributions from a pool of mortgage-backed obligations. A common type of SMBS will have one class receiving all of the interest, while the other class receives all of the principal. However, in some instances, one class will receive some of the interest and most of the principal while the other class will receive most of the interest and the remainder of the principal. If the underlying obligations experience greater than anticipated prepayments of principal, the Fund may fail to recoup fully its initial investment in these securities. The market value of the class consisting entirely of principal payments generally is extremely volatile in response to changes in interest rates. The yields on a class of SMBS that receives all or most of the interest generally are higher than prevailing market yields on other mortgage-backed obligations because their cash flow patterns also are volatile and there is a risk that the initial investment will not be recouped fully. SMBS issued by the U.S. government (or a U.S. government agency, instrumentality, or sponsored enterprise) may be considered liquid under guidelines established by the Trust’s Board of Trustees if they can be disposed of promptly in the ordinary course of business at a value reasonably close to that used in the calculation of the NAV per share.

Temporary Investments

For capital preservation and liquidity, the Fund may have a greater concentration in short-term securities, which may result in a reduction of the Fund’s yield. Although the Adviser has the ability to take temporary positions, it may choose not to do so for a variety of reasons, even during volatile market conditions.

Trading Risk

In order to engage in certain transactions on behalf of the Fund, the Adviser will be subject to (or cause the Fund to become subject to) the rules, terms and/or conditions of any venues through which it trades securities, derivatives or other instruments. This includes, but is not limited to, where the Adviser and/or the Fund may be required to comply with the rules of certain exchanges, execution platforms, trading facilities, clearinghouses and other venues, or may be required to consent to the jurisdiction of any such venues. The rules, terms and/or conditions of any such venue may result in the Adviser (and/or the Fund) being subject to, among other things, margin requirements, additional fees and other charges, disciplinary procedures, reporting and recordkeeping, position limits and other restrictions on trading, settlement risks and other related conditions on trading set out by such venues.

U.S. Government Obligations

Examples of the types of U.S. government obligations that may be acquired by the Fund include U.S. Treasury Bills, Treasury Notes and Treasury Bonds. To the extent consistent with its investment objective and strategies the Fund also may acquire obligations of Federal Home Loan Banks, Federal Farm Credit Banks, Federal Land Banks, the Federal Housing Administration, Farmers Home Administration, Export-Import Bank of the United States, Small Business Administration, Fannie Mae, Ginnie Mae, General Services Administration, Central Bank for Cooperatives, Freddie Mac, Federal Intermediate Credit Banks and the Maritime Administration.

Securities guaranteed as to principal and interest by the U.S. government or by its agencies, instrumentalities or sponsored enterprises also are deemed to include (i) securities for which the payment of principal and interest is backed by an irrevocable letter of credit issued by the U.S. government or by any agency, instrumentality or sponsored enterprise thereof, and (ii) participations in loans made to foreign governments or their agencies that are so guaranteed.

To the extent consistent with its investment objective and strategies, the Fund may invest in a variety of U.S. Treasury obligations and obligations issued by or guaranteed by the U.S. government or by its agencies, instrumentalities or sponsored enterprises. Not all U.S. government obligations carry the same credit support. No assurance can be given that the U.S. government would provide financial support to its agencies, instrumentalities or sponsored enterprises if it were not obligated to do so by law. There is no assurance that these commitments will be undertaken or complied with in the future. In addition, the secondary market for certain participations in loans made to foreign governments or their agencies may be limited. In the absence of a suitable secondary market, such participations are generally considered illiquid.

Many states grant tax-free status to dividends paid to shareholders of a fund from interest income earned by that fund from direct obligations of the U.S. government, subject in some states to minimum investment requirements that must be met by the fund. Investments in securities issued by the Ginnie Mae or Fannie Mae, bankers’ acceptances, commercial paper and repurchase agreements collateralized by U.S. Government securities do not generally qualify for tax-free treatment.

Variable and Floating Rate Instruments

Variable and floating rate instruments have interest rates that periodically are adjusted either at set intervals or that float at a margin in relation to a generally recognized index rate. These instruments include long-term floating rate public obligations of the U.S. Treasury and variable and floating rate bonds (sometimes referred to as “put bonds”) where the Fund obtains at the time of purchase the right to put the bond back to the issuer or a third party at par at a specified date.

With respect to the variable and floating rate instruments that may be acquired by the Fund, the Adviser will consider the earning power, cash flows and other liquidity ratios of the issuers and guarantors of such instruments and, if the instruments are subject to demand features, will monitor their financial status and ability to meet payment on demand. Where necessary to ensure that a variable or floating rate instrument meets the Fund’s quality requirements, the issuer’s obligation to pay the principal of the instrument will be backed by an unconditional bank letter or line of credit, guarantee or commitment to lend.

The Fund will invest in variable and floating rate instruments only when the Adviser deems the investment to involve minimal credit risk. Unrated variable and floating rate instruments will be determined by the Adviser to be of comparable quality at the time of the purchase to rated instruments that may be purchased by the Fund. In determining weighted average portfolio maturity, an instrument may, subject to the SEC’s regulations, be deemed to have a maturity shorter than its nominal maturity based on the period remaining until the next interest rate adjustment or the time the Fund involved can recover payment of principal as specified in the instrument. In determining weighted average life under Rule 2a-7(d)(1)(iii) (“WAL”), a floating rate instrument shall be deemed to have a maturity equal to the period remaining until the principal amount can be recovered through demand.

Variable and floating rate instruments that may be purchased by the Fund include variable amount master demand notes, which permit the indebtedness thereunder to vary in addition to providing for periodic adjustments in the interest rate.

Variable and floating rate instruments held by the Fund will be subject to the Fund’s limitation on illiquid investments, absent a reliable trading market, when the Fund may not demand payment of the principal amount within seven days. Because there is no active secondary market for certain variable and floating rate instruments, they may be more difficult to sell if the issuer defaults on its payment obligations or during periods when the Fund is not entitled to exercise its demand rights. As a result, the Fund could suffer a loss with respect to these instruments.

Yields and Ratings

The yields on certain obligations, including the instruments in which the Fund may invest, are dependent on a variety of factors, including general market conditions, conditions in the particular market for the obligation, financial condition of the issuer, size of the offering, maturity of the obligation and ratings of the issue. The ratings of S&P Global Ratings (“S&P”), DBRS Ratings Limited (“DBRS”), Moody’s Investors Service, Inc. (“Moody’s”) and Fitch Ratings (“Fitch”) represent their respective opinions as to the quality of the obligations they undertake to rate. Ratings, however, are general and are not absolute standards of quality. Consequently, obligations with the same rating, maturity and interest rate may have different market prices. For a more complete discussion of ratings, see Appendix A to this SAI.

Risks Related to When-Issued Securities, Delayed Delivery Transactions and Forward Commitments.

A purchase of “when-issued” securities refers to a transaction made conditionally because the securities, although authorized, have not yet been issued. A delayed delivery or forward commitment transaction involves a contract to purchase or sell securities for a fixed price at a future date beyond the customary settlement period. To the extent consistent with its investment objective and strategies, the Fund may purchase or sell securities on a when-issued, delayed delivery or forward commitment basis. Although the Fund generally would purchase securities in these transactions with the intention of acquiring the securities, the Fund may dispose of such securities prior to settlement if the Adviser deems it appropriate to do so. Purchasing securities on a when-issued, delayed delivery or forward commitment basis involves the risk that the value of the securities may decrease by the time they actually are issued or delivered. Conversely, selling securities in these transactions involves the risk that the value of the securities may increase by the time they actually are issued or delivered.

Therefore, these transactions may have a leveraging effect on the Fund, making the value of an investment in the Fund more volatile and increasing the Fund’s overall investment exposure. These transactions also involve the risk that the counterparty may fail to deliver the security or cash on the settlement date.

The Fund may invest in other securities and are subject to further restrictions and risks that are described in the SAI. Additional information about the Fund, its investments and related risks can also be found in “Investment Objective and Strategies” in the SAI.

Investment Restrictions

Fundamental Investment Limitations.    The Fund is subject to the fundamental investment restrictions enumerated below which may be changed with respect to the Fund only by a vote of the holders of a majority of the Fund’s outstanding shares. As used in the Prospectus and the Statement of Additional Information, the term “majority” of the outstanding shares of a Fund means the lesser of: (1) 67% or more of the outstanding shares of the Fund present at a meeting, if the holders of more than 50% of the outstanding shares of the Fund are present or represented at such meeting; or (2) more than 50% of the outstanding shares of the Fund. Other investment practices, which may be changed by the Board of Trustees without the approval of shareholders to the extent permitted by applicable law, regulation or regulatory policy, are considered non-fundamental (“Non-Fundamental”).

The Fund may not:

1.

Make loans, except through (a) the purchase of debt obligations in accordance with the Fund’s investment objective and strategies, (b) repurchase agreements with banks, brokers, dealers, and other financial institutions, (c) loans of securities, and (d) loans to affiliates of the Fund to the extent permitted by law or order of the SEC.

2.

Purchase or sell real estate or real estate limited partnerships, except to the extent permitted under the 1940 Act, the rules and regulations thereunder or any exemptions therefrom, as such statute, rules, or regulations may be amended or interpreted from time to time. This restriction shall not prevent the Fund from investing directly or indirectly in portfolio instruments secured by real estate or interests therein or acquiring securities of REITs or other issuers that deal in real estate.

3.

Invest in commodities or commodity contracts, except to the extent permitted under the 1940 Act, the rules and regulations thereunder or any exemptions therefrom, as such statute, rules, or regulations may be amended or interpreted from time to time.

4.

Concentrate its investments in a particular industry or group of industries, as concentration is defined under the 1940 Act, the rules and regulations thereunder or any exemption therefrom, as such statute, rules or regulations may be amended or interpreted from time to time, provided that the Fund will concentrate its investments in U.S. treasury obligations issued or guaranteed by the U.S. government, its agencies or instrumentalities, obligations (other than commercial paper) issued or guaranteed by U.S. banks and U.S. branches of foreign banks and repurchase agreements and securities loans collateralized by such U.S. government obligations or such bank obligations as disclosed in the prospectus.

5.

Borrow money or issue senior securities, except to the extent permitted under the 1940 Act, the rules and regulations thereunder or any exemptions therefrom, as such statute, rules or regulations may be amended or interpreted from time to time.

6.

Act as underwriter of securities, except to the extent permitted under the 1940 Act, the rules and regulations thereunder or any exemptions therefrom, as such statute, rules, or regulations may be amended or interpreted from time to time.

7.	Make any investment inconsistent with the Fund’s classification as a diversified company under the 1940 Act.

In applying Investment Restriction No. 7 above, a security is considered to be issued by the entity, or entities, whose assets and revenues back the security.

The freedom of action reserved in Investment Restriction No. 4 with respect to U.S. branches of foreign banks is subject to the requirement that they are subject to the same regulation as domestic branches of U.S. banks. The freedom of action reserved with respect to foreign branches of U.S. banks is subject to the requirement that the U.S. parent of the foreign branch be unconditionally liable in the event that the foreign branch failed to pay on its instruments for any reason. Obligations of U.S. branches of foreign banks may include certificates of deposit, bank and deposit notes, bankers’ acceptances and fixed time deposits. These obligations may be general obligations of the parent bank or may be limited to the issuing branch. Such obligations will meet the criteria for “Eligible Securities” as described in the Prospectus.

Notwithstanding any of the foregoing limitations, any investment company, whether organized as a trust, association or corporation, or a personal holding company, may be merged or consolidated with or acquired by the Trust, provided that if such merger, consolidation, or acquisition results in an investment in the securities of any issuer prohibited by said paragraphs, the Trust shall, within ninety days after the consummation of such merger, consolidation or acquisition, dispose of all of the securities of such issuer so acquired or such portion thereof as shall bring the total investment therein within the limitations imposed by said paragraphs above as of the date of consummation.

Non-Fundamental.    The following investment limitations are non-fundamental policies and may be changed by the Fund’s Board without a vote of shareholders.

The Fund may not:

1.

Pledge, mortgage, or hypothecate assets, except to secure permitted borrowings or in relation to the deposit of assets in escrow or in segregated accounts in compliance with the asset segregation requirements imposed by Section 18 of the 1940 Act, or any rule or SEC staff interpretation thereunder.

2.

Purchase securities on margin or effect short sales, except that the Fund may: (i) obtain short-term credits as necessary for the clearance of security transactions; (ii) provide initial and variation margin payments in connection with transactions involving futures contracts and options on such contracts; and (iii) make short sales “against the box” or in compliance with the SEC’s position regarding the asset segregation requirements of Section 18 of the 1940 Act.

The Fund may follow non-fundamental operational policies that are more restrictive than its fundamental investment limitations, as set forth in the Prospectus and this SAI, in order to comply with applicable laws and regulations, including the provisions of and regulations under the 1940 Act. In particular, the Fund intends to comply with the various requirements of Rule 2a-7 under the 1940 Act, as applicable, which regulates money market mutual funds. The Fund may change these operational policies to reflect changes in the laws and regulations without the approval of its shareholders.

The Fund intends, as a non-fundamental policy, to diversify its investments in accordance with current SEC regulations. Investments in securities (excluding cash, cash items, certain repurchase agreements, U.S. government securities and securities of other investment companies that are money market funds) will be limited to: (1) not more than 5% of the value of the Fund’s total assets at the time of purchase of any single issuer (and certain affiliates of that issuer), except that 25% of the value of the total assets of the Fund may be invested in the securities of any one issuer for a period of up to three Business Days; and (2) not more than 10% of the value of the Fund’s total assets at the time of purchase in the securities subject to demand features or guarantees from an institution. Subject to certain exceptions, immediately after the acquisition of any demand features or guarantees (i.e., generally, the right to sell the security at a price equal to its approximate amortized cost (for a demand feature) or principal amount (for a guarantee) plus accrued interest), no more than 10% of the Fund’s total assets may be invested in securities issued by or subject to demand features or guarantees issued by the same issuer. Certain affiliated issuers will be treated as a single issuer for purposes of these requirements. Rule 2a-7 does not reference credit ratings but requires money market funds to purchase securities that have a remaining maturity of no more than 397 calendar days (unless otherwise permitted under Rule 2a-7) and (i) which have been determined by a money market fund’s Board of Trustees (or the fund’s investment adviser, if the Board of Trustees delegates such power to the adviser) to present minimal credit risks to the fund; or (ii) are issued by other investment companies that are money market funds; or (iii) are U.S. government securities. NTI considers several factors, including the capacity of each security’s issuer or guarantor to meet its financial obligations.

The following descriptions from the 1940 Act may assist shareholders in understanding the above policies and restrictions.

Concentration and Industry Classification.    The SEC has presently defined concentration as investing 25% or more of an investment company’s net assets in an industry or group of industries, with certain exceptions. In determining industry classification, a Fund may use any one of the following: the Bloomberg Industry Group Classification, S&P, J.J. Kenny Municipal Purpose Codes, FT Interactive Industrial Codes, Securities Industry Classification Codes or the Global Industry Classification Standard. For the purpose of determining the percentage of the Fund’s total assets invested in securities of issuers having their principal business activities in a particular industry, (i) an asset-backed security will be classified separately based on the nature of its underlying assets; (ii) state and municipal governments and their agencies and authorities are not deemed to be industries; (iii) as to utility companies, the gas, electric, water and telephone businesses are considered separate industries; (iv) personal credit finance companies and business credit finance companies are deemed to be separate industries; and (v) wholly-owned financial companies are considered to be in the industries of their parents if their activities are primarily related to financing the activities of their parents.

Borrowing.    The 1940 Act presently allows a fund to borrow from any bank (including pledging, mortgaging or hypothecating assets) in an amount up to 33 1/3% of its total assets, including the amount borrowed (not including temporary borrowings not in excess of 5% of its total assets).

Senior Securities.    Senior securities may include any obligation or instrument issued by a fund evidencing indebtedness. The 1940 Act generally prohibits funds from issuing senior securities, although it does permit certain borrowings provided a fund segregates assets to cover such obligation.

Lending.    Under the 1940 Act, a fund may only make loans if expressly permitted by its investment policies. The Fund’s non-fundamental investment policy on lending is set forth above.

Underwriting.    Under the 1940 Act, underwriting securities involves a fund purchasing securities directly from an issuer for the purpose of selling (distributing) them or participating in any such activity either directly or indirectly. Under the 1940 Act, a diversified fund may not make any commitment as underwriter, if immediately thereafter the amount of its outstanding underwriting commitments, plus the value of its investments in securities of issuers (other than investment companies) of which it owns more than 10% of the outstanding voting securities, exceeds 25% of the value of its total assets.

Real Estate.    The 1940 Act does not directly restrict a fund’s ability to invest in real estate, but does require that every fund have a fundamental investment policy governing such investments. The Fund has adopted a fundamental policy that would permit direct investment in real estate. However, the Fund has a non-fundamental investment limitation that prohibits it from investing directly in real estate. This non-fundamental policy may be changed only by vote of the Fund’s Board.

Securities held in escrow or separate accounts in connection with the Fund’s investment practices described in this SAI and the Prospectus are not deemed to be mortgaged, pledged or hypothecated for purposes of the foregoing restrictions.

Any Investment Restriction which involves a maximum percentage (other than the restriction set forth above with respect to borrowing money) will not be considered violated unless an excess over the percentage occurs immediately after, and is caused by, an acquisition or encumbrance of securities or assets of, or borrowings by, the Fund. The 1940 Act requires that if the asset coverage for borrowings at any time falls below 33 1/3% of its total assets including the amount borrowed plus an additional 5% of its total assets for temporary purposes, the Fund will, within three days thereafter (not including Sundays and holidays), reduce the amount of its borrowings to an extent that the net asset coverage of such borrowings shall conform to such limits. As of the date of this SAI, the Fund does not engage in securities lending.

Although the foregoing Investment Restrictions would permit the Fund to acquire options, enter into forward currency contracts, and engage in short sales and interest rate and currency swaps, they are not currently permitted to engage in these transactions under SEC regulations.

Management of the Trust

The Board of Trustees

The Board of Trustees supervises the business activities of the Trust and appoints the officers. Each Trustee serves until the termination of the Trust unless the Trustee dies, resigns, retires, or is removed. The Board generally meets four times a year to review the progress and status of the Trust. The following table provides information regarding each Trustee who is not an “interested person” of the Trust, as defined in the 1940 Act.

Name, Address and Year of Birth[1]	Position(s) Held with the Trust	Term of Office/Length of Time Served	Principal Occupation(s) During Past 5 Years	Number of Portfolios in the Trust Overseen by Trustee	Other Directorships Held by Trustee During Past 5 Years
Robert Gordon Year of Birth: 1961	Trustee	Indefinite/January 2022 to present	Independent Director, VAM Funds Luxembourg, 2018 to present; Independent Director, Anchor Capital Advisors, 2020 to present; Independent Director, Trust Company of Illinois, 2019 to 2021; President and Chief Executive Officer, Driehaus Capital Management, 2006 to 2017.	8	VAM Funds Luxembourg, Anchor Capital Advisors, Trust Company of Illinois
D’Ray Moore Year of Birth: 1959	Trustee	Indefinite/July, 2011 to present	Independent Trustee, Diamond Hill Funds, 2007 to 2022; Chairperson, Diamond Hill Funds, 2014 to 2022.	8	Diamond Hill Funds (retired 2022)
Steven R. Sutermeister Year of Birth: 1954	Trustee	Indefinite/July, 2011 to present	President, Vadar Capital LLC, 2008 to 2017.	8	None

[1]	The mailing address of each Trustee is 50 S. LaSalle Street, Chicago, IL 60603.

The following table provides information regarding each officer of the Trust.

Name, Address and Year of Birth[1]	Position(s) Held with the Trust	Term of Office/Length of Time Served	Principal Occupation(s) During Past 5 Years	Number of Portfolios in the Trust Overseen by Trustee	Other Directorships Held by Trustee During Past 5 Years
Barbara J. Nelligan Year of Birth: 1969	President	Indefinite/August 2017 to present	Senior Vice President, Global Fund Services Fund Governance Solutions, The Northern Trust Company, 2018 to present; Senior Vice President, Global Fund Services Product Management, The Northern Trust Company, 2007 to 2018; Vice President of Advisers Investment Trust, 2012 to 2017.	N/A	N/A

Name, Address and Year of Birth[1]	Position(s) Held with the Trust	Term of Office/Length of Time Served	Principal Occupation(s) During Past 5 Years	Number of Portfolios in the Trust Overseen by Trustee	Other Directorships Held by Trustee During Past 5 Years
Rodney L. Ruehle Year of Birth: 1968	Chief Compliance Officer and AML Officer	Indefinite/March 2019 to present	Director, Foreside Fund Officer Services, LLC (formerly Foreside Compliance Services, LLC) (financial services), 2016 to present.	N/A	N/A
Toni M. Bugni Year of Birth: 1973	Secretary	Indefinite/June 2022 to present	Senior Vice President, Global Fund Services Fund Governance Solutions, The Northern Trust Company, 2011 to present; Secretary of Datum One Series Trust, 2020 to present.	N/A	N/A
Troy A. Sheets Year of Birth: 1971	Treasurer	Indefinite/January 2022 to present	Senior Principal Consultant, ACA Group, 2022 to present; Senior Director, Foreside Financial Group, LLC, 2016 to 2022; Treasurer of Advisers Investment Trust, 2011 to May 2021; Assistant Treasurer of Advisers Investment Trust, May 2021 to December 2021.	N/A	N/A
Tracy L. Dotolo Year of Birth: 1976	Assistant Treasurer	Indefinite/January 2022 to present	Senior Principal Consultant, ACA Group, 2022 to present; Director, Foreside Fund Officer Services, LLC, 2016 to 2022; Treasurer of Advisers Investment Trust, May 2021 to December 2021.	N/A	N/A
Kara M. Schneider Year of Birth: 1973	Assistant Secretary	Indefinite/May 2021 to present	Second Vice President, Global Fund Services Fund Governance Solutions, The Northern Trust Company, 2021 to present; Manager, Ultimus Fund Solutions LLC, 2017 to 2021.	N/A	N/A

[1]

The mailing address of Messrs. Ruehle and Sheets and Ms. Dotolo is 3 Canal Plaza, Suite 100, Portland, ME 04101. The mailing address of Mses. Nelligan, Bugni, and Schneider is 333 S. Wabash Avenue, Chicago, IL 60604.

The following table sets forth the dollar range of equity securities beneficially owned by each Trustee as of December 31, 2022 in the various series of the Trust (collectively, the “Funds”).

Name of Trustee	Dollar Range of Equity Securities in the Fund	Aggregate Dollar Range of Equity Securities in All Funds within the Trust Overseen by Trustee
Robert Gordon	None	$50,001 - $100,000
D’Ray Moore	None	$50,001 - $100,000
Steven R. Sutermeister	None	Over $100,000

Trustee Compensation

Trustees who are deemed “interested persons” of the Trust and officers of the Trust receive no compensation from the Funds. The Trust has no retirement or pension plans. The compensation estimated to be paid to the Trustees for the fiscal period ending September 30, 2022 for the Trust is set forth in the following table.

Name of Trustee	Aggregate Compensation from the Fund	Total Compensation from the Trust
Robert Gordon[1]	$15,234	$94,750
D’Ray Moore	$20,313	$126,000
Steven R. Sutermeister	$20,313	$126,000
Michael M. Van Buskirk[2]	$20,313	$126,000

[1]	Mr. Gordon was elected to the Board of Trustees effective January 10, 2022.
[2]	Mr. Van Buskirk retired from the Board of Trustees effective December 15, 2022.

Leadership Structure and Board of Trustees

The primary responsibility of the Board of Trustees is to represent the interests of the shareholders of the Trust and to provide oversight of the management of the Trust. Each of the Trustees on the Board is independent of and not affiliated with the Adviser or its affiliates. The Chairperson of the Board of Trustees is D’Ray Moore, who is an independent Trustee. The Board has adopted Fund Governance Guidelines to provide guidance for effective leadership. The guidance sets forth criteria for Board membership, Trustee orientation and continuing education, and annual Trustee evaluations. The Board reviews quarterly reports from the Adviser, as well as quarterly reports from the Chief Compliance Officer (“CCO”) and other service providers. This process allows the Board to effectively evaluate issues that impact the Trust as a whole as well as issues that are unique to the Fund. The Board has determined that this leadership structure is appropriate to ensure that the regular business of the Board is conducted efficiently while still permitting the Trustees to effectively fulfill their fiduciary and oversight obligations. The Board reviews its structure and the structure of its committees annually.

The Trustees have delegated day-to-day operations to various service providers whose activities they oversee. The Trustees have also engaged legal counsel (who is also legal counsel to the Trust) that is independent of the Adviser or its affiliates to advise them on matters relating to their responsibilities in connection with the Trust. The Trustees meet separately in an executive session on a quarterly basis and meet separately in executive session with the Fund’s CCO at least annually. On an annual basis, the Board conducts a self-assessment and evaluates its structure and the structure of its committees. The Board has two standing committees, the Audit Committee and the Nominating and Governance Committee (the “Committees”).

All of the independent Trustees are members of the Audit Committee. The Audit Committee’s function is to oversee the Trust’s accounting and financial reporting policies and practices, its internal controls and, as appropriate, the internal controls of certain service providers; to oversee the quality and objectivity of the Trust’s financial statements and the independent audit thereof; and to act as a liaison between the Trust’s independent registered public accounting firm and the full Board of Trustees. The Audit Committee is able to focus Board time and attention to matters of interest to shareholders and, through its private sessions with the Fund’s auditor, CCO, and legal counsel, stay fully informed regarding management decisions. During the fiscal period ended September 30, 2022, the Audit Committee held three meetings.

The Nominating and Governance Committee nominates candidates for election to the Board of Trustees, makes nominations for membership on all committees. The Nominating and Governance Committee also reviews as necessary the responsibilities of any committees of the Board and whether there is a continuing need for each committee, whether there is a need for additional committees of the Board, and whether committees should be combined or reorganized. The Nominating and Governance Committee makes recommendations for any such action to the full Board. The Nominating and Governance Committee also considers candidates for trustees nominated by shareholders. Shareholders may recommend candidates for Board positions by forwarding their correspondence to the Secretary of the Trust at the Trust’s address and the shareholder communication will be forwarded to the Nominating and Governance Committee Chairperson for evaluation. During the fiscal period ended September 30, 2022, the Nominating and Governance Committee held one meeting. All of the independent Trustees are members of the Nominating and Governance Committee.

Board Oversight of Risk

The Fund is subject to a number of risks, including investment, compliance, operational, and financial risks, among others. Risk oversight forms part of the Board’s general oversight of the Fund and is addressed as part of various Board and committee activities. Day-to-day risk management with respect to the Fund resides with the Adviser or other service providers, subject to supervision by Fund Management. The Audit Committee and the Board oversee efforts by management and service providers to manage the risk to which the Fund may be exposed. For example, the Board meets with portfolio managers and receives regular reports regarding investment and liquidity risks. The Board meets with the CCO and receives regular reports regarding compliance and regulatory risks.

The Audit Committee meets with the Trust’s Treasurer and receives regular reports regarding fund operations and risks related to the valuation, and overall financial reporting of the Fund. From its review of these reports and discussions with management, the Board learns in detail about the material risks to which the Fund is exposed, enabling a dialogue about how management and service providers mitigate those risks.

Not all risks that may affect the Fund can be identified nor can controls be developed to eliminate or mitigate their occurrence or effects. It may not be practical or cost effective to eliminate or mitigate certain risks, the processes and controls employed to address certain risks may be limited in their effectiveness, and some risks are simply beyond the reasonable control of the Fund or the Adviser, its affiliates, or other service providers. Moreover, it is necessary to bear certain risks (such as investment-related risks) to achieve the Fund’s goals. As a result of the foregoing and other factors, the Fund’s ability to manage risk is subject to substantial limitations. The Trustees believe that their current oversight approach is an appropriate way to manage risks facing the Fund, whether investment, compliance, financial, or otherwise. The Trustees may, at any time in their discretion, change the manner in which they conduct risk oversight of the Fund.

Trustee Attributes

The Board believes each of the Trustees has demonstrated leadership abilities and possesses experience, qualifications, and skills valuable to the Trust. Each of the Trustees has substantial business and professional backgrounds that indicate they have the ability to critically review, evaluate and access information provided to them.

Below is additional information concerning each particular Trustee and his or her attributes. The information provided below, and in the chart above, is not all-inclusive. Many Trustee attributes involve intangible elements, such as intelligence, work ethic, the ability to work together and the ability to communicate effectively, exercise judgment, ask incisive questions, manage people and problems, or develop solutions.

Robert Gordon has over 35 years of experience in the investment management industry and 20 years serving in a Chief Executive capacity. His career includes roles at a diversity of investment firms, ranging from large global financial institutions to focused investment management boutiques. Mr. Gordon brings a broad range of skills to the Trust including investment management, risk oversight, fund administration, and sales and marketing with a particular focus on delivering best practices. His experience includes familiarity with a broad range of asset classes of equities, fixed income, alternative investments, and derivative products. In addition to serving as an Independent Director to the Trust, he serves as a board member and adviser to investment management companies both in the US and abroad.

D’Ray Moore worked for a major service provider to investment managers and mutual funds for over 10 years, including as Senior Vice President for European relationship management. Her expertise in mutual fund operations enables Ms. Moore to bring to the Trust a unique perspective on service provider oversight. Ms. Moore’s experience also includes serving as Chairperson and independent trustee for other mutual funds and 10 years of experience in banking and financial services, including retail investment sales and sales management.

Steven R. Sutermeister has over 40 years of experience in the financial services industry (with significant experience in the mutual fund industry), including more than 25 years in management, executive management, and board experience at other financial institutions. His experience as the Chief Investment Officer of a life insurance company, Director and President of a mutual fund complex, and Director and Audit Committee Chair of a public bank holding company allows him to bring seasoned perspective, insight, and financial acumen into issues and strategies related to the Trust including regulatory relationships, investment risks, and enterprise risk management.

Code of Ethics

The Trust, the Adviser, and the Placement Agent have each adopted a code of ethics under Rule 17j-1 of the 1940 Act. These codes of ethics permit, subject to certain conditions, personnel of each of those entities to invest in securities that may be purchased or held by the Trust. Shareholders may obtain a copy of the codes of ethics from the United States Securities and Exchange Commission’s EDGAR web site http://www.sec.gov or by calling the Fund at 855-351-4583 (toll free).

Control Persons and Principal Holders of Securities

Control Persons and Principal Holders

As of January 3, 2023, the following persons owned of record 5% or more of the Fund’s outstanding shares. Shareholders owning more than 25% of the shares of a Fund are considered to “control” the Fund as that term is defined under the 1940 Act. Persons controlling a Fund can determine the outcome of any proposal submitted to the shareholders for approval, including changes to the Fund’s fundamental policies or the terms of the management agreement with the Adviser.

Shareholder Name, Address	% Ownership
Northern Trust Custodian P.O. Box 92956 FBO Bridgewater Pure Alpha Trading Co II Ltd Chicago, IL 60675	37.02%
Northern Trust Custodian P.O. Box 92956 FBO All Weather Portfolio Trading LLC Chicago, IL 60675	8.15%
Northern Trust Custodian P.O. Box 92956 FBO Bridgewater Short Term Investment Fund II LLC Chicago, IL 60675	6.07%

Management Ownership

As of January 3, 2023, the Trustees and officers of the Trust owned less than 1% of the Fund.

Investment Advisory and Other Services

The Adviser

NTI, a subsidiary of Northern Trust Corporation, serves as the Adviser and provides investment advisory services to the Fund. Northern Trust Corporation is regulated by the Board of Governors of the Federal Reserve System as a financial holding company under the U.S. Bank Holding Company Act of 1956, as amended. NTI is located at 50 South LaSalle Street, Chicago, Illinois 60603.

NTI is an Illinois State Banking Corporation and an investment adviser registered under the Investment Advisers Act of 1940, as amended. It primarily manages assets for institutional and individual separately managed accounts, investment companies, and bank common and collective funds.

Northern Trust is the principal subsidiary of Northern Trust Corporation and serves as the administrator, transfer agent, and custodian for the Fund. Northern Trust is located at 50 South LaSalle Street, Chicago, Illinois 60603. Northern Trust is a member of the Federal Reserve System. Since 1889, Northern Trust has administered and managed assets for individuals, institutions, and corporations.

As of December 31, 2022, Northern Trust Corporation, through its affiliates, had assets under custody of $10.6 trillion, and assets under investment management of $1.2 trillion.

Advisory Agreement

Under the terms of the Trust’s investment advisory agreement with the Adviser (the “Advisory Agreement”), the Adviser subject to the supervision of the Board of Trustees, provides or arranges to be provided to the Fund such investment advice as its deems advisable and will furnish or arrange to be furnished a continuous investment program for the Fund consistent with the Fund’s investment objective and policies. As compensation for management services, the Fund is obligated to pay the Adviser fees computed and accrued daily and paid monthly at the annual rates set forth below:

Fund	Percentage of Average Daily Net Assets
NTAM Treasury Assets Fund	0.11%

Pursuant to the Advisory Agreement, the Fund recorded investment management fees for the fiscal years ended September 30, 2022, September 30, 2021, and September 30, 2020:

	Advisory Fees Paid	Advisory Fees Waived
2022	$8,658,000	$3,281,000
2021	$8,310,000	$4,878,000
2020	$7,769,000	$2,108,000

The Advisory Agreement will continue on a year-to-year basis thereafter, provided that continuance is approved at least annually by specific approval of the Board of Trustees or by vote of the holders of a majority of the outstanding voting securities of the Fund. In either event, it must also be approved by a majority of the Trustees who are neither parties to the agreement nor interested persons, as defined in the 1940 Act, at a meeting called for the purpose of voting on such approval. The Advisory Agreement may be terminated at any time without the payment of any penalty by the Board of Trustees or by vote of a majority of the outstanding voting securities of the Fund on not more than 60 days’ written notice to the Adviser. In the event of its assignment, the Advisory Agreement will terminate automatically.

The Adviser has contractually agreed to waive fees and reimburse expenses to the extent that total annual operating expenses (excluding the compensation paid to each Independent Trustee of the Trust, expenses associated with each Independent Trustee’s attendance at Board of Trustees meetings and other Trust related travel, expenses of third party consultants engaged by the Board of Trustees, membership dues paid to the Investment Company Institute, brokerage costs, interest, taxes, dividends, litigation and indemnification expenses, expenses associated with investments in underlying investment companies, and extraordinary expenses) to amounts specified in the prospectus of the Fund until January 28, 2023. If it becomes unnecessary for the Adviser to waive fees or make reimbursements, the Adviser may recapture any of its prior waivers or reimbursements for a period not to exceed three years from the date on which the waiver or reimbursement was made to the extent that such a recapture does not cause the total annual fund operating expenses (excluding the compensation paid to each Independent Trustee of the Trust, expenses associated with each Independent Trustee’s attendance at Board of Trustees meetings and other Trust related travel, expenses of third party consultants engaged by the Board of Trustees, membership dues paid to the Investment Company Institute, brokerage costs, interest, taxes, dividends, litigation and indemnification expenses, expenses associated with investments in underlying investment companies, and extraordinary expenses) to exceed the current expense limitation or the expense limitation that was in effect at the time of the waiver or reimbursement. The agreement to waive fees and reimburse expenses may be terminated by the Board of Trustees at any time and will terminate automatically upon termination of the Advisory Agreement.

The balances of recoverable expenses to NTI by the Fund at September 30, 2022 were as follows (in thousands):

For the:	Expiring	NTAM Treasury Assets Fund
Year ended September 30, 2020	September 30, 2023	$2,108
Year ended September 30, 2021	September 30, 2024	2,217
Year ended September 30, 2022	September 30, 2025	2,305

Balances of Recoverable Expenses to the Adviser		6,630

Fund Services

Northern Trust, located at 50 South LaSalle Street, Chicago, Illinois 60603, serves as the Fund’s Administrator and Fund Accounting Agent, Transfer Agent, and Custodian. The Custodian acts as the Trust’s depository, provides safekeeping of its portfolio securities, collects all income and other payments with respect thereto, disburses funds at the Trust’s request and maintains records in connection with its duties. The Transfer Agent maintains the records of each shareholder’s account, answers shareholders’ inquiries concerning their accounts, processes purchases and redemptions of Fund shares, acts as dividend and distribution disbursing agent and performs other accounting and shareholder service functions. The fees and certain expenses of the Transfer Agent, Custodian, Fund Accounting Agent, and Administrator are paid by the Fund. Pursuant to agreements with the Administrator, Fund Accounting Agent, Transfer Agent, and Custodian, the Fund paid the following fees to Northern Trust for the fiscal years ended September 30, 2022, September 30, 2021 and September 30, 2020:

	Fees Earned	Fees Waived/Reimbursed
2022	$998,000	$0
2021	$969,000	$0
2020	$940,000	$0

Foreside Fund Officer Services, LLC, a wholly owned subsidiary of Foreside Financial Group, LLC (d/b/a ACA Group) (“ACA Group”), located at 3 Canal Plaza, Suite 100, Portland, ME 04101 provides compliance services and financial controls services for the Fund. Services are provided to the Fund pursuant to written agreement between the Trust, on behalf of the Fund, and ACA Group. The fees are paid by the Fund.

For the fiscal years ended September 30, 2022, September 30, 2021, and September 30, 2020, the Fund paid to ACA Group the following fees:

	Fees Earned	Fees Waived/Reimbursed
2022	$252,000	$0
2021	$364,000	$0
2020	$351,000	$0

Placement Agent

The Trust has entered into a Placement Agency Agreement under which Foreside Financial Services, LLC, a wholly owned subsidiary of Foreside Financial Group, LLC (d/b/a ACA Group) (the “Placement Agent”), with principal offices at 3 Canal Plaza, Suite 100, Portland, Maine 04101, as agent, distributes the shares of the Fund. The Adviser pays the cost of printing and distributing prospectuses to persons who are not shareholders of the Trust (excluding preparation and typesetting expenses) and of certain other distribution efforts. No compensation is payable by the Fund to the Placement Agent for its services. However, the Adviser has entered into an agreement with the Placement Agent under which it makes payments to the Placement Agent in consideration for its services under the Placement Agency Agreement. The Placement Agent is not compensated for services under the Placement Agency Agreement. The payments made by the Adviser to the Placement Agent do not represent an additional expense to the Fund or its shareholders. The Placement Agency Agreement provides that the Fund will indemnify the Placement Agent against certain liabilities relating to untrue statements or omissions of material fact except those resulting from the reliance on information furnished to the Fund by the Placement Agent, or those resulting from the willful misfeasance, bad faith, or gross negligence of the Placement Agent, or the Placement Agent’s breach of confidentiality.

Independent Registered Public Accounting Firm

The firm of Deloitte & Touche LLP, has been selected as independent registered public accounting firm for the Fund for the fiscal period ending September 30, 2023 in accordance with the requirements of the 1940 Act and the rules thereunder. Deloitte & Touche LLP will perform an annual audit of the Fund’s financial statements and provides audit and tax services.

Brokerage Allocation and Other Practices

Subject to policies established by the Board of Trustees, the Adviser is responsible for the Fund’s portfolio decisions and the placing of the Fund’s portfolio transactions. In placing portfolio transactions, the Adviser seeks the best qualitative execution, taking into account such factors as price (including the applicable brokerage commission or dealer spread), the execution capability, financial responsibility and responsiveness of the broker or dealer and the brokerage and research services provided by the broker or dealer. The Adviser generally seeks favorable prices and commission rates that are reasonable in relation to the benefits received. All decisions concerning the purchase and sale of securities and the allocation of brokerage commissions on behalf of the Fund are made by the Adviser. In selecting broker-dealers to use for such transactions, the Adviser will seek to achieve the best overall result for the Fund taking into consideration a range of factors that include not just price, but also the broker’s reliability, reputation in the industry, financial standing, infrastructure, research and execution services and ability to accommodate special transaction needs. The Adviser will use knowledge of the Fund’s circumstances and requirements to determine the factors that the Adviser takes into account for the purpose of providing the Fund with “best execution.”

In selecting qualified broker-dealers to execute brokerage transactions, the Adviser may consider broker- dealers who provide or procure for the Adviser brokerage or research services or products within the meaning of Section 28(e) of the Securities Exchange Act of 1934, as amended. Such services and products may include fundamental research reports and technical and portfolio analyses. Certain of the brokerage and research services received may benefit some or all of the Adviser’s clients and accounts under the management of the Adviser and may not benefit directly the Fund. Broker-dealers who provide such services may receive a commission which is in excess of the amount of the commission another broker-dealer may have charged if in the judgment of the Adviser the higher commission is reasonable in relation to the value of the brokerage and research services rendered. All commissions paid, regardless of whether the executing broker-dealer provides research services, will generally be within a competitive range for full service brokers.

The Fund paid the following amounts in brokerage commissions for fiscal years ended September 30, 2022, September 30, 2021, and September 30, 2020:

Brokerage Commissions Paid
2022	$0
2021	$0
2020	$0

Conflicts of Interest

In addition to the Fund, the Adviser’s portfolio managers are often responsible for managing other affiliated funds of the Adviser, as well as other accounts, including separate accounts and other pooled investment vehicles. A portfolio manager may manage an affiliated fund, separate account or other pooled investment vehicle that may have a materially higher or lower fee arrangement with the Adviser than the Fund. The side-by-side management of these accounts may raise potential conflicts of interest relating to cross trading, the allocation of investment opportunities and the aggregation and allocation of trades. In addition, while portfolio managers generally only manage accounts with similar investment strategies, it is possible, due to varying investment restrictions among accounts and for other reasons that certain investments could be made for some accounts and not others or conflicting investment positions could be taken among accounts. The Adviser has a responsibility to manage all client accounts in a fair and equitable manner. It seeks to provide best execution of all securities transactions and aggregate and then allocate securities to client accounts in a fair and timely manner. To this end, the Adviser has developed policies and procedures designed to mitigate and manage the potential conflicts of interest that may arise from side-by-side management. In addition, the Adviser and the Trust have adopted policies limiting the circumstances under which cross-trades may be effected between the Fund and another client account. The Adviser conducts periodic reviews of trades for consistency with these policies.

The Adviser will give advice to and make investment decisions for the Fund as it believes is in the best interest of the Fund. Advice given to or investment decisions made for the Fund may differ from, and may conflict with, advice given or investment decisions made for the Adviser or its affiliates, or other portfolios or accounts managed by the Adviser or its affiliates. For example, other portfolios or accounts managed by the Adviser may sell short securities of an issuer in which the Fund has taken, or will take, a long position in the same securities. The subsequent purchase may result in an increase of the price of the underlying position in the short sale exposure of the Fund and such increase in price would be to the Fund’s detriment. Conflicts may also arise because portfolio decisions regarding the Fund may benefit the Adviser or its affiliates or another portfolio or account managed by the Adviser or its affiliates. For example, the sale of a long position or establishment of a short position by the Fund may impair the price of the same security sold short by (and therefore benefit) another portfolio or account or managed by the Adviser or its affiliates, and the purchase of a security or covering a short position in a security by the Fund may increase the price of the same security held by (and therefore benefit) another account or portfolio managed by the Adviser or its affiliates. Actions taken with respect to the Adviser and its affiliates’ other portfolios or accounts managed by them may adversely impact the Fund, and actions taken by the Fund may benefit the Adviser or its affiliates or its other portfolios or accounts.

Disclosure of Portfolio Holdings

The Fund will not disclose (or authorize its custodian or Placement Agent to disclose) portfolio holdings information to any person or entity except as follows:

•

To persons providing services to the Fund who have a need to know such information in order to fulfill their obligations to the Fund, such as portfolio managers, administrators, custodians, pricing services, proxy voting services, accounting and auditing services, liquidity vendors, and research and trading services, and the Trust’s Board of Trustees;

•	In connection with periodic reports that are available to shareholders;

•	To mutual fund rating or statistical agencies or persons performing similar functions;

•	Pursuant to a regulatory request or as otherwise required by law; or

•	To persons approved in writing by the CCO or President of the Trust.

The Fund will publish on the its website, www.northerntrust.com/ntam-treasury-assets-fund, complete month-end portfolio holdings for the Fund subject to at least a five (5) business day lag between the date of the information and the date on which the information is disclosed. To find the month end portfolio holdings for the Fund, click on “Portfolio.” The Fund also publishes on its website, no later than the fifth business day of each month and for a period of not less than six months, certain information required by Rule 2a-7 regarding the Fund’s portfolio holdings as of the last business day of the prior month. The Fund may publish on the website complete portfolio holdings information more frequently if it has a legitimate business purpose for doing so. Portfolio holdings for the Fund will also be disclosed through required filings with the SEC. The Fund will disclose portfolio holdings quarterly, in the annual and semi-annual reports, as well as in filings with the SEC, in each case no later than 60 days after the end of the applicable fiscal period.

Certain information with respect to the Fund will be provided in monthly holdings reports to the SEC on Form N-MFP2. Form N-MFP2 will be made available to the public on the SEC’s EDGAR database immediately upon filing after the end of the month to which the information pertains, and a link to each of the most recent 12 months of filings on Form N-MFP2 will be provided on the Fund’s website. In addition, in the event that the Fund files information regarding certain material events with the SEC on Form N-CR, the Fund will disclose on its website certain information that the Fund is required to report on Form N-CR. Such material events include the provision of any financial support by an affiliated person of the Fund or a decline in weekly liquid assets below 10% of the Fund’s total assets. This information will appear on the Fund’s website no later than the same business day on which the Fund files Form N-CR with the SEC and will be available on the Fund’s website for at least one year. Shareholders may obtain the Fund’s Forms N-CSR, N-MFP2, and N-CR filings on the SEC’s website at www.sec.gov.

Pursuant to policies and procedures adopted by the Board of Trustees, the Fund has ongoing arrangements to release portfolio holdings information on a daily basis to the Adviser, Administrator, Transfer Agent, Fund Accounting Agent, and Custodian and on an as needed basis to other third parties providing services to the Fund. The Adviser, Administrator, Transfer Agent, Fund Accounting Agent, and Custodian receive portfolio holdings information daily in order to carry out the essential operations of the Fund. The Fund discloses portfolio holdings to its auditors, legal counsel, proxy voting services (if applicable), pricing services, printers, parties to merger and reorganization agreements and its agents, and prospective or newly hired investment advisers or sub-advisers. The lag between the date of the information and the date on which the information is disclosed will vary based on the identity of the party to whom the information is disclosed. For instance, the information may be provided to auditors within days of the end of an annual period, while the information may be given to legal counsel at any time.

The Fund, the Adviser, the Transfer Agent, the Fund Accounting Agent, and the Custodian are prohibited from entering into any special or ad hoc arrangements with any person to make available information about the Fund’s portfolio holdings without the specific approval of the Trust’s CCO or President. Any party wishing to release portfolio holdings information on an ad hoc or special basis must submit any proposed arrangement to the CCO, which will review the arrangement to determine (i) whether the arrangement is in the best interests of the Fund’s shareholders, (ii) whether the information will be kept confidential (based on the factors discussed below), (iii) whether sufficient protections are in place to guard against personal trading based on the information, and (iv) whether the disclosure presents a conflict of interest between the interests of Fund shareholders and those of the Adviser, or any affiliated person of the Fund or the Adviser. The CCO will provide to the Board of Trustees on a quarterly basis a report regarding all portfolio holdings information released on an ad hoc or special basis. Additionally, the Adviser, and any affiliated persons of the Adviser, is prohibited from receiving compensation or other consideration, for themselves or on behalf of the Fund, as a result of disclosing the Fund’s portfolio holdings. The Trust’s CCO monitors compliance with these procedures, and reviews their effectiveness on an annual basis. Information disclosed to third parties, whether on an ongoing or ad hoc basis, is disclosed under conditions of confidentiality. “Conditions of confidentiality” include (i) confidentiality clauses in written agreements, (ii) confidentiality implied by the nature of the relationship (e.g., attorney-client relationship), (iii) confidentiality required by fiduciary or regulatory principles (e.g., custody relationships) or (iv) understandings or expectations between the parties that the information will be kept confidential. The agreements with the Fund’s Adviser, Transfer Agent, Fund Accounting Agent, and Custodian contain confidentiality clauses, which the Board and these parties have determined extend to the disclosure of nonpublic information about the Fund’s portfolio holdings and the duty not to trade on the non-public information. The Trust believes that these are reasonable procedures to protect the confidentiality of the Fund’s portfolio holdings and will provide sufficient protection against personal trading based on the information.

Performance Information

You may call 855-351-4583 to obtain the current 7-day yield and other performance information or visit www.northerntrust.com/ntam-treasury-assets-fund. Performance reflects expense limitations, fee waivers and reductions or expense reimbursements, as previously discussed in this SAI. If such expense limitations, fee waivers, reductions and expense reimbursements were not in place, the Fund’s performance would have been reduced. Any fees imposed by the Adviser or other servicing agents on their customers in connection with investments in the Fund are not reflected in the calculation of performance for the Fund.

The performance of the Fund may be compared to the performance of other money market funds with similar investment objectives and other relevant indices or to rankings prepared by independent services or other financial or industry publications that monitor the performance of mutual funds. For example, the performance of the Fund may be compared to data prepared by iMoneyNet, Inc. or other independent mutual fund reporting services. Performance data as reported in national financial publications such as Money Magazine, Morningstar, Forbes, Barron’s, The Wall Street Journal, and The New York Times, or in publications of a local or regional nature, also may be used in comparing the performance of the Fund.

From time to time, the Fund may advertise its “yield” and “effective yield.” These yield figures will fluctuate, are based on historical earnings, and are not intended to indicate future performance. “Yield” refers to the net investment income generated by an investment in the Fund over a 7-day period identified in the advertisement. This net investment income is then “annualized.” That is, the amount of net investment income generated by the investment during that week is assumed to be generated each week over a 52-week period and is shown as a percentage of the investment.

In arriving at quotations as to “yield,” the Fund first determines the net change, exclusive of capital changes, during the 7-day period in the value of a hypothetical pre-existing account having a balance of one share at the beginning of the period, then divides such net change by the value of the account at the beginning of the period to obtain the base period return, and then multiplies the base period return by 365/7.

“Effective yield” is calculated similarly but, when annualized, the net investment income earned by an investment in the Fund is assumed to be reinvested. The “effective yield” will be slightly higher than the “yield” because of the compounding effect of this assumed reinvestment. The “effective yield” with respect to the Fund is computed by adding 1 to the base period return (calculated as above), raising the sum to a power equal to 365 divided by 7, and subtracting 1 from the result.

Quotations of yield and effective yield provided by the Fund are carried to at least the nearest hundredth of one percent. Any fees imposed by the Adviser or its affiliates on their customers in connection with investment in the Fund are not reflected in the calculation of yield for the Fund. A money market fund also may quote, from time to time, total return in accordance with SEC regulations.

The Fund’s yield may not provide a basis for comparison with bank deposits and other investments which provide a fixed yield for a stated period of time. The Fund’s yield fluctuates, unlike bank deposits or other investments which pay a fixed yield for a stated period of time. The annualization of one week’s income is not necessarily indicative of future actual yields. Actual yields will depend on such variables as portfolio quality, average portfolio maturity, the type of portfolio instruments acquired, changes in money market interest rates, portfolio expenses and other factors. Yields are one basis investors may use to analyze the Fund as compared to comparable money market funds and other investment vehicles. However, yields of other money market funds and other investment vehicles may not be comparable because of the foregoing variables, and differences in the methods used in valuing their portfolio instruments, computing NAV and determining yield. The Fund also may quote, from time to time, total return in accordance with SEC regulations.

Net Asset Value

As stated in the Prospectus, the Fund operates as a “government money market fund” under Rule 2a-7 of the 1940 Act and seeks to maintain a NAV of $1.00 per share and, in this connection, values its instruments on the basis of amortized cost pursuant to Rule 2a-7 under the 1940 Act. This method values a security at its cost on the date of purchase and thereafter assumes a constant amortization to maturity of any discount or premium, regardless of the impact of fluctuating interest rates on the market value of the instrument. While this method provides certainty in valuation, it may result in periods during which value, as determined by amortized cost, is higher or lower than the price the Fund would receive if the Fund sold the instrument. During such periods, the yield to investors in the Fund may differ somewhat from that obtained in a similar entity which uses available indications as to market value to value its portfolio instruments. For example, if the use of amortized cost resulted in a lower (higher) aggregate Fund value on a particular day, a prospective investor in the Fund would be able to obtain a somewhat higher (lower) yield and ownership interest than would result from investment in such similar entity and existing investors would receive less (more) investment income and ownership interest. However, the Trust expects that the procedures and limitations referred to in the following paragraphs of this section will tend to minimize the differences referred to above.

Under Rule 2a-7, the Trust’s Board of Trustees, in supervising the Trust’s operations and delegating special responsibilities involving portfolio management to the Adviser, has established procedures that are intended, taking into account current market conditions and the Fund’s investment objective, to stabilize the NAV of the Fund, as computed for the purposes of purchases and redemptions, at $1.00 per share. The Trustees’ procedures include periodic monitoring of the difference (the “Market Value Difference”) between the amortized cost value per share and the NAV per share based upon available indications of market value. Available indications of market value used by the Trust consist of actual market quotations or appropriate substitutes which reflect current market conditions and include (i) quotations or estimates of market value for individual portfolio instruments and/or (ii) values for individual portfolio instruments derived from market quotations relating to varying maturities of a class of money market instruments. In the event the Market Value Difference of the Fund exceeds certain limits or NTI believes that the Market Value Difference may result in material dilution or other unfair results to investors or existing shareholders, the Trust will take action in accordance with the 1940 Act (e.g., selling portfolio instruments to shorten average portfolio maturity or to realize capital gains or losses, reducing or suspending shareholder income accruals, redeeming shares in-kind, or utilizing a NAV per share based upon available indications of market value which under such circumstances would vary from $1.00) to eliminate or reduce to the extent reasonably practicable any material dilution or other unfair results to investors or existing shareholders which might arise from Market Value Differences. In particular, if losses were sustained by the Fund, the number of outstanding shares might be reduced in order to maintain a NAV per share of $1.00. Such reduction would be effected by having each shareholder proportionately contribute to the Fund’s capital the necessary shares to restore such NAV per share. Each shareholder will be deemed to have agreed to such contribution in these circumstances by investing in the Fund.

Rule 2a-7 requires that the Fund limit its investments to instruments (i) which the Adviser determines (pursuant to guidelines established by the Board of Trustees) to present minimal credit risks; or (ii) are issued by other investment companies that are money market funds; or (iii) are U.S. government securities. The Rule also requires that the Fund maintain a dollar-weighted average portfolio maturity (not more than 60 days) and a dollar-weighted average portfolio maturity without regard to maturity shortening provisions applicable to variable and floating rate securities (also known as dollar-weighted average portfolio life) of 120 days or less appropriate to its policy of maintaining a stable NAV per share and precludes the purchase of any instrument deemed under the Rule to have a remaining maturity of more than 397 calendar days (as calculated pursuant to Rule 2a-7). Should the disposition of a portfolio security result in a dollar-weighted average portfolio maturity of more than 60 days, the Rule requires the Fund to invest its available cash in such a manner as to reduce such maturity to the prescribed limit as soon as reasonably practicable.

The Fund is required to comply with SEC requirements with respect to the liquidity of the Fund’s investments. Specifically, the Fund is required to hold at least 10% of its total assets in “daily liquid assets,” and at least 30% of its total assets in “weekly liquid assets.” For these purposes, daily and weekly liquid assets are calculated as of the end of each business day. Daily liquid assets include: cash; direct obligations of the U.S. government; securities that will mature or are subject to a demand feature that is exercisable and payable within one business day; and amounts receivable and due unconditionally within one business day on pending sales of portfolio securities. Weekly liquid assets include: cash; direct obligations of the U.S. government; certain U.S. government agency discount notes without provision for the payment of interest with remaining maturities of 60 days or less; securities that will mature or are subject to a demand feature that is exercisable and payable within five business days; and amounts receivable and due unconditionally within five business days on pending sales of portfolio securities.

The NAV is calculated at 2:00 p.m. Eastern Time (“ET”) /1:00 p.m. Central Time (“CT”), on each Business Day. A “Business Day” is each Monday through Friday that the Federal Reserve Bank of New York (the “New York Fed”) is open for business, that is not a day the Securities Industry and Financial Markets Association (“SIFMA”) recommends the bond market be closed. SIFMA may recommend that the bond market be closed on additional days as determined by market events, but the current SIFMA recommended holiday schedule is as follows: New Year’s Day, Martin Luther King, Jr. Day, Presidents’ Day, Good Friday, Memorial Day, Juneteenth National Independence Day, Independence Day, Labor Day, Columbus Day, Veterans Day, Thanksgiving Day and Christmas Day. In the event that the New York Fed is not open or SIFMA does not recommend that the bond market be open because of an emergency or unusual event, the Trust may, but is not required to, open the Fund for purchase and redemption transactions if the Federal Reserve wire payment system is open. To learn whether the Fund is open for business during an emergency situation or unusual event, please call 855-351-4583. The Fund reserves the right to limit the amount of purchases and to refuse to sell to any person or intermediary. If your wire does not clear, you will be responsible for any loss incurred by the Fund. If you are already a Fund shareholder, the Fund reserves the right to redeem shares from any identically registered account in the Fund as reimbursement for any loss incurred or money owed to the Fund. You also may be prohibited or restricted from making future purchases in the Fund. In certain circumstances, the Trust may advance the time by which purchase orders must be received. The Fund reserves the right to advance the time for accepting purchase or redemption orders for same Business Day credit when SIFMA recommends the bond market close early, trading on the bond market is restricted, an emergency arises or as otherwise permitted by the SEC. In addition, on any Business Day when SIFMA recommends that the bond markets close early, the

Fund reserves the right to close at or prior to the SIFMA recommended closing time. If the Fund does so, it will cease granting same Business Day credit for purchase and redemption orders received at the Fund’s closing time and credit will be given on the next Business Day. In addition, the Board of Trustees of the Fund also may, for any Business Day, decide to change the time as of which the Fund’s NAV is calculated in response to new developments such as altered trading hours, or as otherwise permitted by the SEC.

The Adviser is not required to calculate the NAV of the Fund on days during which no shares are tendered to the Fund for redemption and no orders to purchase or sell shares are received by the Fund, or on days on which there is an insufficient degree of trading in the Fund’s portfolio securities for changes in the value of such securities to affect materially the NAV per share.

The Fund currently does not intend to avail itself of the ability to impose liquidity fees and/or redemption gates. However, the Board reserves the right, with notice to shareholders, to change this policy with respect to the Fund, thereby permitting the Fund to impose such fees and gates in the future.

Redemption In-Kind

The Fund does not intend to redeem shares in any form except cash. However, if the amount redeemed is over the lesser of $250,000 or 1% of the Fund’s net assets, the Fund has the right to redeem shares by giving the redeeming shareholder the amount that exceeds the lesser of $250,000 or 1% of the Fund’s net assets in securities instead of cash. In the event that an in-kind distribution is made, a shareholder may incur additional expenses, such as the payment of brokerage commissions, on the sale or other disposition of the securities received from the Fund.

Tax Consequences

The following summarizes certain additional tax considerations generally affecting the Fund and its shareholders that are not described in the Prospectus. No attempt is made to present a detailed explanation of the tax treatment of the Fund or its shareholders, and the discussions here and in the Prospectus are not intended as a substitute for careful tax planning. Potential investors should consult their tax advisers with specific reference to their own tax situations.

The discussions of the federal tax consequences in the Prospectus and this SAI are based on the Internal Revenue Code of 1986, as amended (the “IRC”) and the regulations issued under it, and court decisions and administrative interpretations, as in effect on the date of this SAI. Future legislative or administrative changes or court decisions may significantly alter the statements included herein, and any such changes or decisions may be retroactive.

The Fund intends to qualify as a regulated investment company under Subchapter M of Subtitle A, Chapter 1 of the IRC. As a regulated investment company, the Fund generally is exempt from federal income tax on its net investment income and realized capital gains which it distributes to shareholders. To qualify for treatment as a regulated investment company, it must meet three important tests each year.

Federal – General Information

First, the Fund must derive with respect to each taxable year at least 90% of its gross income from dividends, interest, certain payments with respect to securities loans, gains from the sale or other disposition of stock or securities or foreign currencies, other income derived with respect to the Fund’s business of investing in stock, securities or currencies, or net income derived from interests in qualified publicly traded partnerships.

Second, generally, at the close of each quarter of the Fund’s taxable year, at least 50% of the value of the Fund’s assets must consist of cash and cash items, U.S. government securities, securities of other regulated investment companies, and securities of other issuers as to which (a) the Fund has not invested more than 5% of the value of its total assets in securities of the issuer and (b) the Fund does not hold more than 10% of the outstanding voting securities of the issuer, and no more than 25% of the value of the Fund’s total assets may be invested in the securities of (1) any one issuer (other than U.S. government securities and securities of other regulated investment companies), (2) two or more issuers that the Fund controls and which are engaged in the same or similar trades or businesses or (3) one or more qualified publicly traded partnerships.

Third, the Fund must distribute an amount equal to at least the sum of 90% of its investment company taxable income (net investment income and the excess of net short-term capital gain over net long-term capital loss), before taking into account any deduction for dividends paid, and 90% of its tax-exempt income, if any, for the year.

The Fund intends to comply with these requirements. If the Fund were to fail to make sufficient distributions, it could be liable for corporate income tax and for excise tax in respect of the shortfall or, if the shortfall is large enough, the Fund could be disqualified as a regulated investment company. If for any taxable year the Fund were not to qualify as a regulated investment company, all its taxable income would be subject to tax at regular corporate rates without any deduction for distributions to shareholders. In that event, taxable shareholders would recognize dividend income on distributions (including distributions attributable to tax-exempt income) to the extent of the Fund’s current and accumulated earnings and profits, and corporate shareholders could be eligible for a dividends-received deduction.

The IRC imposes a non-deductible 4% excise tax on a regulated investment company that fails to distribute by the end of each calendar year an amount equal to 98% of its ordinary taxable income for the calendar year and 98.2% of its capital gain net income for the year ending October 31. The Fund intends to make sufficient distributions of its ordinary taxable income and capital gain net income each calendar year to avoid liability for this excise tax.

Generally, any capital losses realized by the Fund will be permitted to be carried forward indefinitely by the Fund and will retain their character as short or long-term capital losses. At September 30, 2022, capital losses incurred by the Fund are as follows:

Short-Term Capital Loss Carry-Forward	Long-Term Capital Loss Carry Forward
$(58)	—

State and Local Taxes

Although the Fund expects to qualify as a “regulated investment company” and to be relieved of all or substantially all federal income taxes, depending upon the extent of its activities in states and localities in which its offices are maintained, in which its agents or independent contractors are located or in which it is otherwise deemed to be conducting business, the Fund may be subject to the tax laws of such states or localities.

Many states grant tax-free status to dividends paid to shareholders of a fund from interest income earned by that fund from direct obligations of the U.S. government, subject in some states to minimum investment requirements that must be met by the fund. Investments in securities issued by the Ginnie Mae or Fannie Mae, bankers’ acceptances, commercial paper and repurchase agreements collateralized by U.S. Government securities do not generally qualify for tax-free treatment.

Potential Pass-Through of Tax Credits

If the Fund holds (directly or indirectly) one or more “tax credit bonds” (defined below) on one or more specified dates during the Fund’s taxable year, the Fund may elect for U.S. Federal income tax purposes to pass through to shareholders certain tax credits otherwise allowable to the Fund for that year with respect to such bonds. A tax credit bond is defined in the IRC as a “qualified tax credit bond” (which includes certain qualified forestry conservation bonds, new clean renewable energy bonds, qualified energy conservation bonds, qualified zone academy bonds, and qualified school construction bonds, each of which must meet certain requirements specified in the IRC), certain “build America bonds” or certain other specified bonds. If the Fund were to make an election, a shareholder of the Fund would be required to include in income a proportionate share of the interest income attributable to the tax credits and would be entitled to claim as a tax credit a proportionate share of such credits. However, such tax credits are generally not refundable. There is no assurance that the Fund will elect to pass through any such income and credits. Certain limitations may apply on the extent to which the credit may be claimed.

The foregoing discussion is based on federal tax laws and regulations which are in effect on the date of this SAI. Such laws and regulations may be changed by legislative or administrative action. No attempt is made to present a detailed explanation of the tax treatment of the Fund or its shareholders, and the discussion here and in the Prospectus is not intended as a substitute for careful tax planning. On December 22, 2017, the President signed into law H.R. 1, originally known as the “Tax Cuts and Jobs Act.” The law repeals the rules related to tax credit bonds and is effective for bonds issued after December 31, 2017, but does not affect the tax treatment of bonds issued prior to January 1, 2018.

An additional 3.8% Medicare tax generally will be imposed on certain net investment income (including ordinary dividends and capital gain distributions received from the Fund and net gains from redemptions or other taxable dispositions of Fund shares) of U.S. individuals, estates and trusts to the extent that any such person’s “modified adjusted gross income” (in the case of an individual) or “adjusted gross income” (in the case of an estate or trust) exceeds certain threshold amounts.

Shareholders should consult their tax advisors about the application of federal, state, local and foreign tax law in light of their particular situation.

Should additional series, or funds, be created by the Trustees, each series or fund generally would be treated as a separate tax entity for federal tax purposes.

Payments to a shareholder that is either a foreign financial institution (“FFI”) or a non-financial foreign entity (“NFFE”) within the meaning of the Foreign Account Tax Compliance Act (“FATCA”) may be subject to a generally nonrefundable 30% withholding tax on: (a) income dividends paid by the Fund after June 30, 2014 and (b) certain capital gain distributions and the proceeds arising from the sale of Fund shares paid by the Fund after December 31, 2020. FATCA withholding tax generally can be avoided: (a) by an FFI, subject to any applicable intergovernmental agreement or other exemption, if it enters into a valid agreement with the IRS to, among other requirements, report required information about certain direct and indirect ownership of foreign financial accounts held by U.S. persons with the FFI and (b) by an NFFE, if it: (i) certifies that it has no substantial U.S. persons as owners or (ii) if it does have such owners, reports information relating to them. The Fund may disclose the information that it receives from its shareholders to the IRS, non-U.S. taxing authorities or other parties as necessary to comply with FATCA. Withholding also may be required if a foreign entity that is a shareholder of the Fund fails to provide the Fund with appropriate certifications or other documentation concerning its status under FATCA.

NOTICE: Under section 72.1021(a) of the Texas Property Code, initial investors in the Fund who are Texas residents may designate a representative to receive notices of abandoned property in connection with Fund shares. Texas shareholders who wish to appoint a representative should notify the Trust’s Transfer Agent by calling 855-351-4583 to obtain a form for providing written notice to the Trust.

Financial Statements

The audited financial statements, including the financial highlights appearing in the Annual Report to Shareholders of the Fund, for the fiscal year ended September 30, 2022 are incorporated herein by reference. The Fund will provide the Annual Report without charge at written request or request by telephone.

More Information

Statements contained in the Prospectus or in this SAI as to the contents of any contract or other documents referred to are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement of which the Prospectus and this SAI form a part, each such statement being qualified in all respects by such reference. The Registration Statement including the exhibits filed therewith may be examined at the office of the U.S. Securities and Exchange Commission in Washington, D.C. or on the U.S. Securities and Exchange Commission website at http://www.sec.gov.

Appendix A - Description of Securities Ratings

Short-Term Credit Ratings

An S&P Global Ratings short-term issue credit rating is a forward-looking opinion about the creditworthiness of an obligor with respect to a specific financial obligation having an original maturity of no more than 365 days. The following summarizes the rating categories used by S&P Global Ratings for short-term issues:

“A-1”—A short-term obligation rated “A-1” is rated in the highest category by S&P Global Ratings. The obligor’s capacity to meet its financial commitments on the obligation is strong. Within this category, certain obligations are designated with a plus sign (+). This indicates that the obligor’s capacity to meet its financial commitment on these obligations is extremely strong.

“A-2”—A short-term obligation rated “A-2” is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rating categories. However, the obligor’s capacity to meet its financial commitments on the obligation is satisfactory.

“A-3”—A short-term obligation rated “A-3” exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to weaken an obligor’s capacity to meet its financial commitments on the obligation.

“B”—A short-term obligation rated “B” is regarded as vulnerable and has significant speculative characteristics. The obligor currently has the capacity to meet its financial commitments; however, it faces major ongoing uncertainties that could lead to the obligor’s inadequate capacity to meet its financial commitments.

“C”—A short-term obligation rated “C” is currently vulnerable to nonpayment and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitments on the obligation.

“D”—A short-term obligation rated “D” is in default or in breach of an imputed promise. For non-hybrid capital instruments, the “D” rating category is used when payments on an obligation are not made on the date due, unless S&P Global Ratings believes that such payments will be made within any stated grace period. However, any stated grace period longer than five business days will be treated as five business days. The “D” rating also will be used upon the filing of a bankruptcy petition or the taking of a similar action and where default on an obligation is a virtual certainty, for example due to automatic stay provisions. An obligation’s rating is lowered to “D” if it is subject to a distressed exchange offer.

Local Currency and Foreign Currency Ratings—S&P Global Ratings’ issuer credit ratings make a distinction between foreign currency ratings and local currency ratings. An issuer’s foreign currency rating will differ from its local currency rating when the obligor has a different capacity to meet its obligations denominated in its local currency, vs. obligations denominated in a foreign currency.

Moody’s Investors Service (“Moody’s”) short-term ratings are forward-looking opinions of the relative credit risks of financial obligations with an original maturity of thirteen months or less and reflect both on the likelihood of a default on contractually promised payments and the expected financial loss suffered in the event of default.

Moody’s employs the following designations to indicate the relative repayment ability of rated issuers:

“P-1”—Issuers (or supporting institutions) rated Prime-1 have a superior ability to repay short-term debt obligations.

“P-2”—Issuers (or supporting institutions) rated Prime-2 have a strong ability to repay short-term debt obligations.

“P-3”—Issuers (or supporting institutions) rated Prime-3 have an acceptable ability to repay short-term obligations.

“NP”—Issuers (or supporting institutions) rated Not Prime do not fall within any of the Prime rating categories.

“NR”—Is assigned to an unrated issuer.

Fitch, Inc. / Fitch Ratings Ltd. (“Fitch”) short-term issuer or obligation rating is based in all cases on the short-term vulnerability to default of the rated entity and relates to the capacity to meet financial obligations in accordance with the documentation governing the relevant obligation. Short-term deposit ratings may not be adjusted for loss severity. Short-term ratings are assigned to obligations whose initial maturity is viewed as “short-term” based on market convention. Typically, this means up to 13 months for corporate, sovereign, and structured obligations and up to 36 months for obligations in U.S. public finance markets. The following summarizes the rating categories used by Fitch for short-term obligations:

“F1”—Securities possess the highest short-term credit quality. This designation indicates the strongest intrinsic capacity for timely payment of financial commitments; may have an added “+” to denote any exceptionally strong credit feature.

“F2”—Securities possess good short-term credit quality. This designation indicates good intrinsic capacity for timely payment of financial commitments.

“F3”—Securities possess fair short-term credit quality. This designation indicates that the intrinsic capacity for timely payment of financial commitments is adequate.

“B”—Securities possess speculative short-term credit quality. This designation indicates minimal capacity for timely payment of financial commitments, plus heightened vulnerability to near term adverse changes in financial and economic conditions.

“C”—Securities possess high short-term default risk. Default is a real possibility.

“RD”—Restricted default. Indicates an entity that has defaulted on one or more of its financial commitments, although it continues to meet other financial obligations. Typically applicable to entity ratings only.

“D”—Default. Indicates a broad-based default event for an entity, or the default of a short-term obligation.

Plus (+) or minus (-)—The “F1” rating may be modified by the addition of a plus (+) or minus (-) sign to show the relative status within that major rating category.

“NR”—Is assigned to an unrated issue of a rated issuer.

The DBRS® Ratings Limited (“DBRS”) short-term debt rating scale provides an opinion on the risk that an issuer will not meet its short-term financial obligations in a timely manner. Ratings are based on quantitative and qualitative considerations relevant to the issuer and the relative ranking of claims. The R-1 and R-2 rating categories are further denoted by the sub-categories “(high)”, “(middle)”, and “(low)”.

The following summarizes the ratings used by DBRS for commercial paper and short-term debt:

“R-1 (high)”—Short-term debt rated “R-1 (high)” is of the highest credit quality. The capacity for the payment of short-term financial obligations as they fall due is exceptionally high. Unlikely to be adversely affected by future events.

“R-1 (middle)”—Short-term debt rated “R-1 (middle)” is of superior credit quality. The capacity for the payment of short-term financial obligations as they fall due is very high. Differs from “R-1 (high)” by a relatively modest degree. Unlikely to be significantly vulnerable to future events.

“R-1 (low)”—Short-term debt rated “R-1 (low)” is of good credit quality. The capacity for the payment of short-term financial obligations as they fall due is substantial. Overall strength is not as favorable as higher rating categories. May be vulnerable to future events, but qualifying negative factors are considered manageable.

“R-2 (high)”—Short-term debt rated “R-2 (high)” is considered to be at the upper end of adequate credit quality. The capacity for the payment of short-term financial obligations as they fall due is acceptable. May be vulnerable to future events.

“R-2 (middle)”—Short-term debt rated “R-2 (middle)” is considered to be of adequate credit quality. The capacity for the payment of short-term financial obligations as they fall due is acceptable. May be vulnerable to future events or may be exposed to other factors that could reduce credit quality.

“R-2 (low)”—Short-term debt rated “R-2 (low)” is considered to be at the lower end of adequate credit quality. The capacity for the payment of short-term financial obligations as they fall due is acceptable. May be vulnerable to future events. A number of challenges are present that could affect the issuer’s ability to meet such obligations.

“R-3”—Short-term debt rated “R-3” is considered to be at the lowest end of adequate credit quality. There is a capacity for the payment of short-term financial obligations as they fall due. May be vulnerable to future events and the certainty of meeting such obligations could be impacted by a variety of developments.

“R-4”—Short-term debt rated “R-4” is considered to be of speculative credit quality. The capacity for the payment of short-term financial obligations as they fall due is uncertain.

“R-5”—Short-term debt rated “R-5” is considered to be of highly speculative credit quality. There is a high level of uncertainty as to the capacity to meet short-term financial obligations as they fall due.

“D”—Short-term debt rated “D” is assigned when the issuer has filed under any applicable bankruptcy, insolvency or winding up statute or there is a failure to satisfy an obligation after the exhaustion of grace periods, a downgrade to “D” may occur. DBRS may also use “SD” (Selective Default) in cases where only some securities are impacted, such as the case of a “distressed exchange”.

Long-Term Credit Ratings

The following summarizes the ratings used by S&P Global Ratings for long-term issues:

“AAA”—An obligation rated “AAA” has the highest rating assigned by S&P Global Ratings. The obligor’s capacity to meet its financial commitments on the obligation is extremely strong.

“AA”—An obligation rated “AA” differs from the highest-rated obligations only to a small degree. The obligor’s capacity to meet its financial commitments on the obligation is very strong.

“A”—An obligation rated “A” is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher-rated categories. However, the obligor’s capacity to meet its financial commitments on the obligation is still strong.

“BBB”—An obligation rated “BBB” exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to weaken the obligor’s capacity to meet its financial commitments on the obligation.

“BB,” “B,” “CCC,” “CC” and “C”—Obligations rated “BB,” “B,” “CCC,” “CC” and “C” are regarded as having significant speculative characteristics. “BB” indicates the least degree of speculation and “C” the highest. While such obligations will likely have some quality and protective characteristics, these may be outweighed by large uncertainties or major exposure to adverse conditions.

“BB”—An obligation rated “BB” is less vulnerable to nonpayment than other speculative issues. However, it faces major ongoing uncertainties or exposure to adverse business, financial, or economic conditions that could lead to the obligor’s inadequate capacity to meet its financial commitments on the obligation.

“B”—An obligation rated “B” is more vulnerable to nonpayment than obligations rated “BB”, but the obligor currently has the capacity to meet its financial commitments on the obligation. Adverse business, financial, or economic conditions will likely impair the obligor’s capacity or willingness to meet its financial commitments on the obligation.

“CCC”—An obligation rated “CCC” is currently vulnerable to nonpayment and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitments on the obligation. In the event of adverse business, financial, or economic conditions, the obligor is not likely to have the capacity to meet its financial commitments on the obligation.

“CC”—An obligation rated “CC” is currently highly vulnerable to nonpayment. The “CC” rating is used when a default has not yet occurred but S&P Global Ratings expects default to be a virtual certainty, regardless of the anticipated time to default.

“C”—An obligation rated “C” is currently highly vulnerable to nonpayment, and the obligation is expected to have lower relative seniority or lower ultimate recovery compared with obligations that are rated higher.

“D”—An obligation rated “D” is in default or in breach of an imputed promise. For non-hybrid capital instruments, the “D” rating category is used when payments on an obligation are not made on the date due, unless S&P Global Ratings believes that such payments will be made within five business days in the absence of a stated grace period or within the earlier of the stated grace period or 30 calendar days. The “D” rating also will be used upon the filing of a bankruptcy petition or the taking of similar action and where default on an obligation is a virtual certainty, for example due to automatic stay provisions. An obligation’s rating is lowered to “D” if it is subject to a distressed exchange offer.

Plus (+) or minus (-)—The ratings from “AA” to “CCC” may be modified by the addition of a plus (+) or minus (-) sign to show relative standing within the major rating categories.

“NR”—This indicates that a rating has not been assigned, or is no longer assigned.

Local Currency and Foreign Currency Risks—S&P Global Ratings’ issuer credit ratings make a distinction between foreign currency ratings and local currency ratings. An issuer’s foreign currency rating will differ from its local currency rating when the obligor has a different capacity to meet its obligations denominated in its local currency, vs. obligations denominated in a foreign currency.

Moody’s long-term ratings are forward-looking opinions of the relative credit risks of financial obligations with an original maturity of one year or more. Such ratings reflect both on the likelihood of default on contractually promised payments and the expected financial loss suffered in the event of default. The following summarizes the ratings used by Moody’s for long-term debt:

“Aaa”—Obligations rated “Aaa” are judged to be of the highest quality, subject to the lowest level of credit risk.

“Aa”—Obligations rated “Aa” are judged to be of high quality and are subject to very low credit risk.

“A”—Obligations rated “A” are judged to be upper-medium grade and are subject to low credit risk.

“Baa”—Obligations rated “Baa” are judged to be medium-grade and subject to moderate credit risk and as such may possess certain speculative characteristics.

“Ba”—Obligations rated “Ba” are judged to be speculative and are subject to substantial credit risk.

“B”—Obligations rated “B” are considered speculative and are subject to high credit risk.

“Caa”—Obligations rated “Caa” are judged to be speculative of poor standing and are subject to very high credit risk.

“Ca”—Obligations rated “Ca” are highly speculative and are likely in, or very near, default, with some prospect of recovery of principal and interest.

“C”—Obligations rated “C” are the lowest rated and are typically in default, with little prospect for recovery of principal or interest.

Note: Moody’s appends numerical modifiers 1, 2, and 3 to each generic rating classification from “Aa” through “Caa.” The modifier 1 indicates that the obligation ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates a ranking in the lower end of that generic rating category.

“NR”—Is assigned to unrated obligations.

The following summarizes long-term ratings used by Fitch:

“AAA”—Securities considered to be of the highest credit quality. “AAA” ratings denote the lowest expectation of credit risk. They are assigned only in cases of exceptionally strong capacity for payment of financial commitments. This capacity is highly unlikely to be adversely affected by foreseeable events.

“AA”—Securities considered to be of very high credit quality. “AA” ratings denote expectations of very low credit risk. They indicate very strong capacity for payment of financial commitments. This capacity is not significantly vulnerable to foreseeable events.

“A”—Securities considered to be of high credit quality. “A” ratings denote expectations of low credit risk. The capacity for payment of financial commitments is considered strong. This capacity may, nevertheless, be more vulnerable to adverse business or economic conditions than is the case for higher ratings.

“BBB”—Securities considered to be of good credit quality. “BBB” ratings indicate that expectations of credit risk are currently low. The capacity for payment of financial commitments is considered adequate, but adverse business or economic conditions are more likely to impair this capacity.

“BB”—Securities considered to be speculative. “BB” ratings indicate that there is an elevated vulnerability to credit risk, particularly in the event of adverse changes in business or economic conditions over time; however, business or financial alternatives may be available to allow financial commitments to be met.

“B”—Securities considered to be highly speculative. “B” ratings indicate that material credit risk is present.

“CCC”—A “CCC” rating indicates that substantial credit risk is present.

“CC”—A “CC” rating indicates very high levels of credit risk.

“C”—A “C” rating indicates exceptionally high levels of credit risk.

Defaulted obligations typically are not assigned “RD” or “D” ratings but are instead rated in the “CCC” to “C” rating categories, depending on their recovery prospects and other relevant characteristics. Fitch believes that this approach better aligns obligations that have comparable overall expected loss but varying vulnerability to default and loss.

Plus (+) or minus (-) may be appended to a rating to denote relative status within major rating categories. Such suffixes are not added to the “AAA” obligation rating category, or to corporate finance obligation ratings in the categories below “CCC”.

“NR”—Is assigned to an unrated issue of a rated issuer.

The DBRS long-term rating scale provides an opinion on the risk of default. That is, the risk that an issuer will fail to satisfy its financial obligations in accordance with the terms under which an obligation has been issued. Ratings are based on quantitative and qualitative considerations relevant to the issuer, and the relative ranking of claims. All rating categories other than AAA and D also contain subcategories “(high)” and “(low)”. The absence of either a “(high)” or “(low)” designation indicates the rating is in the middle of the category. The following summarizes the ratings used by DBRS for long-term debt:

“AAA”—Long-term debt rated “AAA” is of the highest credit quality. The capacity for the payment of financial obligations is exceptionally high and unlikely to be adversely affected by future events.

“AA”—Long-term debt rated “AA” is of superior credit quality. The capacity for the payment of financial obligations is considered high. Credit quality differs from “AAA” only to a small degree. Unlikely to be significantly vulnerable to future events.

“A”—Long-term debt rated “A” is of good credit quality. The capacity for the payment of financial obligations is substantial, but of lesser credit quality than “AA.” May be vulnerable to future events, but qualifying negative factors are considered manageable.

“BBB”—Long-term debt rated “BBB” is of adequate credit quality. The capacity for the payment of financial obligations is considered acceptable. May be vulnerable to future events.

“BB”—Long-term debt rated “BB” is of speculative, non-investment grade credit quality. The capacity for the payment of financial obligations is uncertain. Vulnerable to future events.

“B”—Long-term debt rated “B” is of highly speculative credit quality. There is a high level of uncertainty as to the capacity to meet financial obligations.

“CCC”, “CC” and “C”—Long-term debt rated in any of these categories is of very highly speculative credit quality. In danger of defaulting on financial obligations. There is little difference between these three categories, although “CC” and “C” ratings are normally applied to obligations that are seen as highly likely to default, or subordinated to obligations rated in the “CCC” to “B” range. Obligations in respect of which default has not technically taken place but is considered inevitable may be rated in the “C” category.

“D”—A security rated “D” is assigned when the issuer has filed under any applicable bankruptcy, insolvency or winding up statute or there is a failure to satisfy an obligation after the exhaustion of grace periods, a downgrade to “D” may occur. DBRS may also use “SD” (Selective Default) in cases where only some securities are impacted, such as the case of a “distressed exchange”.

Municipal Note Ratings

An S&P Global Ratings U.S. municipal note rating reflects S&P Global Ratings’ opinion about the liquidity factors and market access risks unique to the notes. Notes due in three years or less will likely receive a note rating. Notes with an original maturity of more than three years will most likely receive a long-term debt rating. In determining which type of rating, if any, to assign, S&P Global Ratings’ analysis will review the following considerations:

•	Amortization schedule—the larger the final maturity relative to other maturities, the more likely it will be treated as a note; and

•	Source of payment—the more dependent the issue is on the market for its refinancing, the more likely it will be treated as a note.

Municipal Short-Term Note rating symbols are as follows:

“SP-1”—A municipal note rated “SP-1” exhibits a strong capacity to pay principal and interest. An issue determined to possess a very strong capacity to pay debt service is given a plus (+) designation.

“SP-2”—A municipal note rated “SP-2” exhibits a satisfactory capacity to pay principal and interest, with some vulnerability to adverse financial and economic changes over the term of the notes.

“SP-3”—A municipal note rated “SP-3” exhibits a speculative capacity to pay principal and interest.

“D”—This rating is assigned upon failure to pay the note when due, completion of a distressed exchange offer, or the filing of a bankruptcy petition or the taking of similar action and where default on an obligation is a virtual certainty, for example due to automatic stay provisions.

Moody’s uses the Municipal Investment Grade (“MIG”) scale to rate U.S. municipal bond anticipation notes of up to five years maturity. Municipal notes rated on the MIG scale may be secured by either pledged revenues or proceeds of a take-out financing received prior to note maturity. MIG ratings expire at the maturity of the obligation, and the issuer’s long-term rating is only one consideration in assigning the MIG rating. MIG ratings are divided into three levels—“MIG-1” through “MIG-3” while speculative grade short-term obligations are designated “SG”. The following summarizes the ratings used by Moody’s for short-term municipal obligations:

“MIG-1”—This designation denotes superior credit quality. Excellent protection is afforded by established cash flows, highly reliable liquidity support, or demonstrated broad-based access to the market for refinancing.

“MIG-2”—This designation denotes strong credit quality. Margins of protection are ample, although not as large as in the preceding group.

“MIG-3”—This designation denotes acceptable credit quality. Liquidity and cash-flow protection may be narrow, and market access for refinancing is likely to be less well-established.

“SG”—This designation denotes speculative-grade credit quality. Debt instruments in this category may lack sufficient margins of protection.

“NR”—Is assigned to an unrated obligation.

In the case of variable rate demand obligations (“VRDOs”), a two-component rating is assigned: a long or short-term debt rating and a demand obligation rating. The first element represents Moody’s evaluation of risk associated with scheduled principal and interest payments. The second element represents Moody’s evaluation of risk associated with the ability to receive purchase price upon demand (“demand feature”). The second element uses a rating from a variation of the MIG scale called the Variable Municipal Investment Grade or “VMIG” scale. The rating transitions on the VMIG scale differ from those on the Prime scale to reflect the risk that external liquidity support generally will terminate if the issuer’s long-term rating drops below investment grade.

“VMIG-1”—This designation denotes superior credit quality. Excellent protection is afforded by the superior short-term credit strength of the liquidity provider and structural and legal protections that ensure the timely payment of purchase price upon demand.

“VMIG-2”—This designation denotes strong credit quality. Good protection is afforded by the strong short-term credit strength of the liquidity provider and structural and legal protections that ensure the timely payment of purchase price upon demand.

“VMIG-3”—This designation denotes acceptable credit quality. Adequate protection is afforded by the satisfactory short-term credit strength of the liquidity provider and structural and legal protections that ensure the timely payment of purchase price upon demand.

“SG”—This designation denotes speculative-grade credit quality. Demand features rated in this category may be supported by a liquidity provider that does not have an investment grade short-term rating or may lack the structural and/or legal protections necessary to ensure the timely payment of purchase price upon demand.

“NR”—Is assigned to an unrated obligation.

About Credit Ratings

An S&P Global Ratings issue credit rating is a forward-looking opinion about the creditworthiness of an obligor with respect to a specific financial obligation, a specific class of financial obligations, or a specific financial program (including ratings on medium-term note programs and commercial paper programs). It takes into consideration the creditworthiness of guarantors, insurers, or other forms of credit enhancement on the obligation and takes into account the currency in which the obligation is denominated. The opinion reflects S&P Global Ratings’ view of the obligor’s capacity and willingness to meet its financial commitments as they come due, and this opinion may assess terms, such as collateral security and subordination, which could affect ultimate payment in the event of default.

Moody’s credit ratings must be construed solely as statements of opinion and not statements of fact or recommendations to purchase, sell or hold any securities.

Fitch’s credit ratings provide an opinion on the relative ability of an entity to meet financial commitments, such as interest, preferred dividends, repayment of principal, insurance claims or counterparty obligations. Fitch credit ratings are used by investors as indications of the likelihood of receiving the money owed to them in accordance with the terms on which they invested. Fitch’s credit ratings cover the global spectrum of corporate, sovereign financial, bank, insurance, and public finance entities (including supranational and sub-national entities) and the securities or other obligations they issue, as well as structured finance securities backed by receivables or other financial assets.

Credit ratings provided by DBRS are forward-looking opinions about credit risk which reflect the creditworthiness of an issuer, rated entity, and/or security. Credit ratings are not statements of fact. While historical statistics and performance can be important considerations, credit ratings are not based solely on such; they include subjective considerations and involve expectations for future performance that cannot be guaranteed. To the extent that future events and economic conditions do not match expectations, credit ratings assigned to issuers and/or securities can change. Credit ratings are also based on approved and applicable methodologies, models and criteria (“Methodologies”), which are periodically updated and when material changes are deemed necessary, this may also lead to rating changes.

Credit ratings typically provide an opinion on the risk that investors may not be repaid in accordance with the terms under which the obligation was issued. In some cases, credit ratings may also include consideration for the relative ranking of claims and recovery, should default occur. Credit ratings are meant to provide opinions on relative measures of risk and are not based on expectations of any specific default probability, nor are they meant to predict such.

The data and information on which DBRS bases its opinions is not audited or verified by DBRS, although DBRS conducts a reasonableness review of information received and relied upon in accordance with its Methodologies and policies. DBRS uses rating symbols as a concise method of expressing its opinion to the market, but there are a limited number of rating categories for the possible slight risk differentials that exist across the rating spectrum and DBRS does not assert that credit ratings in the same category are of “exactly” the same quality.

PART C

OTHER INFORMATION

Item 28. Exhibits.

(a)	Articles of Incorporation.

(i)	Certificate of Conversion, which was filed as an Exhibit to Registrant’s Post-Effective Amendment No. 58 dated August 7, 2017, is hereby incorporated by reference.

(ii)	Fourth Amended and Restated Agreement and Declaration of Trust dated March 10, 2022 is filed herewith.

(b)	By-Laws.

(i)	Registrant’s Second Amended By-Laws dated June 21, 2018, which was filed as an Exhibit to Registrant’s Amendment No. 79 dated January 25, 2018, is hereby incorporated by reference.

(ii)	Amendment to Registrant’s Second Amended By-Laws dated December 14, 2018, which was filed as an Exhibit to Registrant’s Amendment No. 79 dated January 25, 2019, is hereby incorporated by reference.

(c)	Instruments Defining Rights of Security Holder. None other than in the Declaration of Trust and By-Laws of the Registrant.

(d)	Investment Advisory Contracts.

(i)

Investment Advisory Agreement between Registrant, on behalf of the series managed by Northern Trust Investments, Inc. and Northern Trust Investments, Inc. dated March 7, 2018, which was filed as an Exhibit to Registrant’s Amendment No. 72 dated March 22, 2018, is hereby incorporated by reference.

(e)	Underwriting Contracts.

(i)

Placement Agent Agreement between Registrant, on behalf of the NTAM Treasury Assets Fund, and Foreside Financial Services, LLC dated March 20, 2018, which was filed as an Exhibit to Registrant’s Amendment No. 72 dated March 22, 2018, is hereby incorporated by reference.

(ii)

Novation of Placement Agent Agreement between the Registrant, on behalf of the NTAM Treasury Assets Fund and Foreside Financial Services, LLC Services, LLC, which was filed as an Exhibit to Registrant’s Amendment No. 109 filed on January 27, 2022, is hereby incorporated by reference.

(f)	Bonus or Profit Sharing Contracts. None.

(g)	Custodian Agreements.

(i)

Custody Agreement between Registrant, on behalf of the series managed by Northern Trust Investments, Inc., and The Northern Trust Company dated March 7, 2018, which was filed as an Exhibit to Registrant’s Amendment No. 72 dated March 22, 2018, is hereby incorporated by reference.

(ii)	Amendment to Custody Agreement dated December 12, 2019 which was filed as an Exhibit to Registrant’s Amendment No. 87 dated January 24, 2020, is hereby incorporated by reference.

(h)	Other Material Contracts.

(i)

Transfer Agency and Service Agreement between the Registrant, on behalf of the series managed by Northern Trust Investments, Inc., and The Northern Trust Company dated March 7, 2018, which was filed as an Exhibit to Registrant’s Amendment No. 72 dated March 22, 2018, is hereby incorporated by reference.

(ii)	Amendment to Transfer Agency and Service Agreement dated December 14, 2022 is filed herewith.

(iii)

Fund Administration and Accounting Services Agreement between Registrant, on behalf of the series managed by Northern Trust Investments, Inc., and The Northern Trust Company dated March 7, 2018, which was filed as an Exhibit to Registrant’s Amendment No. 72 dated March 22, 2018, is hereby incorporated by reference.

(iv)

Amendment to Fund Administration and Accounting Services Agreement dated September 20, 2018 which was filed as an Exhibit to Registrant’s Amendment No. 79 dated January 25, 2019, is hereby incorporated by reference.

(v)

Amended and Restated Services Agreement for Trust and Regulatory Governance between Registrant, on behalf of the series managed by Northern Trust Investments, Inc., and Foreside Fund Officer Services, LLC dated September 20, 2018 which was filed as an Exhibit to Registrant’s Amendment No. 79 dated January 25, 2019, is hereby incorporated by reference.

(vi)

Expense Limitation Agreement between Registrant, on behalf of the series managed by Northern Trust Investments, Inc., and Northern Trust Investments, Inc., on behalf of the NTAM Treasury Assets Fund dated March 7, 2018, which was filed as an Exhibit to Registrant’s Amendment No. 72 dated March 22, 2018, is hereby incorporated by reference.

(vii)	First Amendment to Expense Limitation Agreement dated June 11, 2020 which was filed as an Exhibit to Registrant’s Amendment No. 101 dated January 27, 2021, is hereby incorporated by reference.

(i)	Legal Opinion.

(i)	Legal Opinion of Thompson Hine LLP, which was filed as an Exhibit to Registrant’s Amendment No. 72 dated March 22, 2018, is hereby incorporated by reference.

(ii)	Legal Consent is filed herewith.

(j)	Other Opinions. Not required.

(k)	Omitted Financial Statements. Not required.

(l)	Initial Capital Agreements.

(i)	Purchase Agreement for shares of the NTAM Treasury Assets Fund, which was filed as an Exhibit to Registrant’s Amendment No. 72 dated March 22, 2018, is hereby incorporated by reference.

(m)	Rule 12b-1 Plan. None.

(n)	Rule 18f-3 Plan. None.

(o)	Reserved.

(p)	Codes of Ethics.

(i)

Code of Ethics of the Registrant. Registrant’s Amended Code of Ethics dated June 10, 2014, which was filed as an Exhibit to Registrant’s Post-Effective Amendment No. 22, dated August 11, 2014, and is hereby incorporated by reference.

(ii)	Code of Ethics of the Adviser. Northern Trust Investments, Inc. Code of Ethics dated April 1, 2021,is filed herewith.

(q)	Powers of Attorney for D’Ray Moore, Robert Gordon, and Steven R. Sutermeister are filed herewith

Item 29. Persons Controlled by or Under Common Control with the Fund None.

Item 30. Indemnification

Reference is made to Article VII of the Registrant’s Agreement and Declaration of Trust. The application of these provisions is limited by the following undertaking set forth in the rules promulgated by the Securities and Exchange Commission:

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to trustees, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a trustee, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Act and will be governed by the final adjudication of such issue. The Registrant may maintain a standard mutual fund and investment advisory professional and directors and officers’ liability policy. The policy, if maintained, would provide coverage to the Registrant, its Trustees and officers, and could cover its advisers, among others. Coverage under the policy would include losses by reason of any act, error, omission, misstatement, misleading statement, neglect or breach of duty.

Item 31. Business and Other Connections of the Investment Adviser

Northern Trust Investments, Inc. (“NTI”), an indirect subsidiary of Northern Trust Corporation (“TNTC”), serves as investment adviser of the Fund. NTI is located at 50 S. LaSalle Street, Chicago, Illinois 60603. NTI is an Illinois State Banking Corporation and an investment adviser registered under the Investment Advisers Act of 1940, as amended. NTI primarily manages assets for institutional and individual separately managed accounts, investment companies and bank common and collective funds. Northern Trust Corporation is regulated by the Board of Governors of the Federal Reserve System as a financial holding company under the U.S. Bank Holding Company Act of 1956, as amended. Set forth below is a list of officers and directors of NTI, together with information as to any other business, profession, vocation or employment of a substantial nature engaged in by such officers and directors during the past two years.

Name and Position with Investment Adviser (NTI)	Name of Other Company	Position with Other Company
Abunassar, John Director and Executive Vice President	The Northern Trust Company	Executive Vice President

Carroll, Stephen Elliott Senior Vice President, Chief Financial Officer, and Treasurer	Belvedere Advisors LLC	Chief Financial Officer and Senior Vice President

Carberry, Craig R. Senior Vice President, Chief Legal Officer, Senior Trust Officer and Secretary	The Northern Trust Company 50 South Capital Advisors, LLC Belvedere Advisors LLC Northern Trust Securities, Inc. Northern Institutional Funds Northern Funds	Deputy General Counsel and Senior Vice President Chief Legal Officer and Secretary Chief Legal Officer and Secretary Secretary Chief Legal Officer Chief Legal Officer

Chappell, Darlene Vice President and Anti-Money Laundering Compliance Officer	50 South Capital Advisors, LLC Belvedere Advisors LLC Northern Institutional Funds Northern Funds	AML Compliance Officer AML Compliance Officer AML Compliance Officer AML Compliance Officer

Del Real, Jose J. Assistant Secretary	The Northern Trust Company Northern Institutional Funds Northern Funds	Assistant General Counsel and Senior Vice President Secretary Secretary

Ewing, Peter K. Director and Senior Vice President	The Northern Trust Company Northern Institutional Funds Northern Funds	Senior Vice President President and Principal Executive Officer President and Principal Executive Officer

Hawkins, Sheri B. Director and Executive Vice President	None	None

Kumar, Archana Director, Executive Vice President and Chief Operating Officer	None	None

Manioudakis, Angelo Director, Chief Investment Officer and Executive Vice President	None	None

McInerney, Joseph W. Senior Vice President and Chief Risk Officer	None	None

O’Grady, Michael G. Director, Chairman, President, and Chief Executive Officer	Northern Trust Corporation	Chairman of the Board, Chief Executive Officer, President

Teufel, Maya G. Senior Vice President and Chief Compliance Officer	None	None

Wojnar, Darek Director and Executive Vice President	The Northern Trust Company Northern Institutional Funds Northern Funds	Executive Vice President Trustee Trustee

Item 32. Principal Underwriters

(a) Foreside Financial Services, LLC (f/k/a/ BHIL Distributors, LLC) , a wholly owned subsidiary of Foreside Financial Group, LLC (d/b/a ACA Group), (the “Placement Agent ”) serves as principal underwriter for the following investment companies registered under the Investment Company Act of 1940, as amended:

1.	13D Activist Fund, Series of Northern Lights Fund Trust

2.	2nd Vote Funds

3.	AAMA Equity Fund, Series of Asset Management Fund

4.	AAMA Income Fund, Series of Asset Management Fund

5.	Advisers Investment Trust

6.	Alpha Alternative Assets Fund

7.	AltShares Trust

8.	Boston Trust Walden Funds (f/k/a The Boston Trust & Walden Funds)

9.	Bow River Capital Evergreen Fund

10.	Constitution Capital Access Fund, LLC

11.	Conversus StepStone Private Markets

12.	Cook & Bynum Funds Trust

13.	Datum One Series Trust

14.	Diamond Hill Funds

15.	Driehaus Mutual Funds

16.	Engine No. 1 ETF Trust

17.	FMI Funds, Inc.

18.	FlowStone Opportunity Fund

19.	Inspire 100 ETF, Series of Northern Lights Fund Trust IV

20.	Inspire Corporate Bond Impact ETF, Series of Northern Lights Fund Trust IV

21.	Inspire Faithward Mid Cap Momentum ETF, Series of Northern Lights Fund Trust IV

22.	Inspire Fidelis Multi Factor ETF, Series of Northern Lights Fund Trust IV

23.	Inspire Global Hope ETF, Series of Northern Lights Fund Trust IV

24.	Inspire International ESG ETF, Series of Northern Lights Fund Trust IV

25.	Inspire Small Mid Cap Impact ETF, Series of Northern Lights Fund Trust IV

26.	Inspire Tactical Balanced ESG ETF, Series of the Northern Lights Fund Trust IV

27.	Monachil Credit Income Fund

28.	Pax World Funds Series Trust

29.	Pax World Funds Series Trust III

30.	PPM Funds

31.	Praxis Mutual Funds

32.	Primark Private Equity Investments Fund

33.	Rimrock Funds Trust

34.	SA Funds – Investment Trust

35.	Sequoia Fund, Inc.

36.	Siren ETF Trust

37.	Simplify Exchange Traded Funds

38.	Zacks Trust

(b) The following are the Officers and Manager of the Placement Agent. The Placement Agent’s main business address is Three Canal Plaza, Suite 100, Portland, Maine 04101.

Name	Address	Position with Underwriter	Position with Registrant
Teresa Cowan	111 E. Kilbourn Ave, Suite 2200, Milwaukee, WI 53202	President/Manager	None
Chris Lanza	Three Canal Plaza, Suite 100, Portland, ME 04101	Vice President	None
Kate Macchia	Three Canal Plaza, Suite 100, Portland, ME 04101	Vice President	None
Susan K. Moscaritolo	Three Canal Plaza, Suite 100, Portland, ME 04101	Vice President and Chief Compliance Officer	None
Kelly B. Whetstone	Three Canal Plaza, Suite 100, Portland, ME 04101	Secretary	None
Susan L. LaFond	111 E. Kilbourn Ave, Suite 2200, Milwaukee, WI 53202	Treasurer	None

(c) Not applicable.

Item 33. Location of Accounts and Records

Accounts, books, and other documents required to be maintained by Section 31(a) of the Investment Company Act of 1940 and the Rules promulgated thereunder are in the physical possession of TNTC and NTI, each located at 50 S. LaSalle St., Chicago, IL 60603. Records for Foreside Financial Services, LLC, a wholly owned subsidiary of Foreside Financial Group, LLC (d/b/a ACA Group), as placement agent, are located at 3 Canal Plaza, Suite 100, Portland, Maine 04101.

Item 34. Management Services Not applicable.

Item 35. Undertakings Not applicable.

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, as amended, the Registrant has duly caused this Amendment No. 114 to its registration statement to be signed on its behalf by the undersigned, duly authorized, in the City of Chicago and State of Illinois on the 26th day of January, 2023.

Advisers Investment Trust

By:	/s/ Barbara J. Nelligan
Barbara J. Nelligan, President

Exhibit Index

1.	Fourth Amended and Restated Agreement and Declaration of Trust dated March 10, 2022	Exhibit (a)(ii)

2.	Amendment to Transfer Agency and Service Agreement dated December 14, 2022	Exhibit (h)(ii)

3.	Legal Consent	Exhibit (i)(ii)

4.	Code of Ethics of the Adviser. Northern Trust Investments, Inc. Code of Ethics dated April 1, 2021	Exhibit (p)(ii)

5.	Powers of Attorney for D’Ray Moore, Robert Gordon, and Steven R. Sutermeister	Exhibit (q)